SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

AFLAC INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee paid previously with preliminary materials:
[ ]
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March 23, 2012

Dear Fellow Shareholder:

Thank you for putting your faith, confidence and resources in Aflac Incorporated. Enhancing the value of your investment remains a priority.

I hope you will attend the 2012 Annual Meeting of Shareholders that will be held on Monday, May 7, 2012, at 10 a.m. at the Columbus Museum in Columbus, Georgia. I’ll be reporting on our business and strategy for the future.

Whether or not you are able to attend the meeting, your opinion matters to us and gives us input on important topics that relate to our business and, ultimately, to your investment. I encourage you to review the Proxy Statement, Proxy, 2011 Year in Review, and Annual Report on Form 10-K to learn more about your company — and then vote your shares over the Internet or by telephone in accordance with the instructions. Or, you may opt to complete, sign, date and promptly return your proxy as soon as possible so that your shares will be represented at the meeting.

We are driven each day to deliver on the promise we make to our policyholders — to be there when they need us most. We are also driven to be good stewards of your investment and of the interests of all of our stakeholders. Thank you for the support that has helped establish a strong foundation for our company.

Sincerely,

Daniel P. Amos

NOTICE AND PROXY STATEMENT
________________________

AFLAC INCORPORATED
Worldwide Headquarters
1932 Wynnton Road
Columbus, GA 31999
________________________

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
________________________

The Annual Meeting of Shareholders of Aflac Incorporated (the “Company”) will be held on Monday, May 7, 2012, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1.	To elect 14 Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified.

2.	To consider the following non-binding advisory proposal:

"Resolved, that the shareholders approve the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the Proxy Statement."

3.	To consider and adopt an Amended and Restated 2004 Aflac Incorporated Long-Term Incentive Plan ("LTIP"), with no additional shares authorized under the LTIP.

4.	To consider and adopt an Amended and Restated 2013 Management Incentive Plan. ("2013 MIP").

5.	To consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2012.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company’s Annual Report are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is February 29, 2012, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting and any adjournment thereof.

     YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. YOU MAY VOTE BY USING THE INTERNET OR TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY MAILED TO THOSE WHO RECEIVE PAPER COPIES OF THIS PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors,

Columbus, Georgia	Joey M. Loudermilk
March 23, 2012	Secretary

*Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on
May 7, 2012. This Proxy Statement and the Annual Report are available at proxyvote.com.

1

TABLE OF CONTENTS

Solicitation and Revocation of Proxy	1
Proposal 1 — Election of Directors	3
Security Ownership of Management	7
Section 16(a) Beneficial Ownership Reporting Compliance	8
Corporate Governance	8
Board and Committees	11
Compensation Discussion and Analysis	13
Compensation Committee Report	26
2011 Summary Compensation Table	27
2011 Grants of Plan-Based Awards	30
2011 Outstanding Equity Awards at Fiscal Year-End	32
2011 Option Exercises and Stock Vested	34
Pension Benefits	34
Nonqualified Deferred Compensation	36
Potential Payments Upon Termination or Change-in-Control	37
Director Compensation	42
Related Person Transactions	44
Equity Compensation Plan Information	44
Audit Committee Report	45
Proposal 2 — Advisory Vote on Executive Pay-for-Performance Compensation	45
Proposal 3 — Adopt an Amended and Restated 2004 Long-Term Incentive Plan	46
Proposal 4 — Adopt an Amended and Restated 2013 Management Incentive Plan	52
Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm	55
Appendix A — The Amended and Extended 2004 Long-Term Incentive Plan	57
Appendix B — The Amended and Restated 2013 Management Incentive Plan	71

2

AFLAC INCORPORATED
________________________

PROXY STATEMENT
________________________

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, MAY 7, 2012
________________________

SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Monday, May 7, 2012, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. With respect to proxies returned by shareholders of record to the Company with no voting instructions indicated, the proxies will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2, 3, 4 and 5 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. Shareholders of record may also submit their proxies via the Internet or by telephone in accordance with the procedures set forth in the enclosed proxy, or vote in person at the Annual Meeting. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person orally or by written ballot.

     This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 23, 2012. In this Proxy Statement, the term “Company” refers to Aflac Incorporated, and the term “Aflac” refers to the Company’s subsidiary, American Family Life Assurance Company of Columbus, which operates in the United States (“Aflac U.S.”) and as a branch in Japan (“Aflac Japan”).

Solicitation of Proxies

     The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their principals by mail and by electronic transmission, and the Company will reimburse these entities for mailing and related expenses incurred. In addition to solicitation by mail and electronic transmission, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts. However, they will not receive additional compensation (outside of their regular compensation) for doing so. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $9,000, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

     As permitted by the U.S. Securities and Exchange Commission (“SEC”) rules, we are making these proxy materials available to our shareholders via the Internet. Accordingly, we have mailed to most of our shareholders a notice about the Internet availability of this Proxy Statement and the 2011 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2011 (together, the “Annual Report”) instead of a paper copy of those documents. The notice contains instructions on how to access those documents over the Internet, how to vote online at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. Shareholders who select the online access option to the Proxy Statement, Annual Report, and other account mailings through aflinc®, the Company’s secure online account management system, will receive electronic notice of availability of these proxy materials. All shareholders who do not receive a notice and did not already elect online access will receive a paper copy of the proxy materials by mail. We believe this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Multiple Shareholders Sharing the Same Address

     The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, if a registered shareholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he or she may contact Shareholder Services by phone at 800.227.4756, by e-mail at shareholder@aflac.com, or by mail at the following address: Shareholder Services, 1932 Wynnton Road, Columbus, Georgia 31999. Registered shareholders who receive multiple copies of the Company’s Annual Report or Proxy Statement or notice of availability of these materials may request householding by contacting Shareholder Services using the preceding options. Shareholders who own the Company’s shares through a bank, broker, or other holder of record may request householding by contacting the holder of record.

Description of Voting Rights

     In accordance with the Company’s Articles of Incorporation, shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares (“dividend shares”) are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.

Quorum and Vote Requirements

     Holders of record of Common Stock at the close of business on February 29, 2012, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 467,167,229. According to the Company’s records, this represents the following voting rights:

427,846,584	Shares	@	1	Vote Per Share	=	427,846,584	Votes
39,320,645	Shares	@	10	Votes Per Share	=	393,206,450	Votes
467,167,229	Shares			Total		821,053,034	Votes

     Shareholders shown above with one vote per share can rebut the presumption that they are entitled to only one vote as outlined in “Description of Voting Rights” above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 4,671,672,290. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 821,053,034.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business that comes before the meeting. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are also counted as “shares present” at the meeting for purposes of determining whether a quorum exists.

     Pursuant to the Company’s Bylaws, in an uncontested election of Directors, a Director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided a quorum is present. An abstention with respect to the election of one or more nominees will not be counted as a vote cast and will have no effect on the election of such nominee or nominees. If a nominee who is already serving as a Director is not re-elected at the annual meeting in an uncontested election, under Georgia law the Director would continue to serve on our Board of Directors as a “holdover director.” However, under our Director Resignation Policy any holdover director who stood for election but the votes cast for such Director did not exceed the votes cast against such Director, must offer to tender his or her resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors deemed relevant by its members, including the stated reasons why shareholders voted against such Director, the qualifications of the Director and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. The Company will, within four business days after such decision is made, publicly disclose in a Form 8-K filed with the SEC, the Board’s decision, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If a nominee who was not already serving as a Director is not elected at the annual meeting, that nominee would not become a Director and would not serve on our Board of Directors as a holdover director. In a contested election at an annual meeting of shareholders (a situation in which the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.

     Pursuant to the Company’s Bylaws, approval of Proposals 2, 3, 4, and 5 and any other matters to be considered at the meeting will be decided by the majority of votes cast at the meeting by the holders of shares entitled to vote on such matters. Abstentions will not be counted as votes cast and will have no effect on the outcome of the votes on Proposals 1, 2, 3, 4, and 5.

Effect of Not Casting a Vote

     It is critical that all shareholders who hold shares in street name vote their shares if they want their votes to count in the election of Directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), the vote to adopt the LTIP (Proposal No. 3), and the vote to approve the 2013 MIP (Proposal No. 4). If a shareholder holds shares in street name and does not instruct its bank or broker how to vote in the election of Directors, on the advisory vote on executive compensation, the LTIP or the 2013 MIP, no votes will be cast on behalf of such shareholder with respect to such matter for which no instructions are given. Such broker non-votes will have no effect on the outcome of Proposals 1, 2, 3 or 4. The bank or broker does, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 5).

     If a shareholder of record does not return its proxy card, no votes will be cast on its behalf on any of the items of business at the Annual Meeting. If a shareholder of record returns its proxy card but does not indicate any voting instructions, such proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2, 3, 4 and 5 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Principal Shareholders

     No person, as of February 29, 2012, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

Name and Address		Amount of			Percent of
of Beneficial	Title of Class	Beneficial Ownership		Percent of	Available
Owner	Common Stock	Shares	Votes	Class	Votes
Daniel P. Amos*	10 Votes Per Share	7,478,951	74,789,510	1.9	9.0
1932 Wynnton Road	1 Vote Per Share	1,609,898	1,609,898
Columbus, GA 31999		9,088,849	76,399,408

*      See footnote 1 on page 4

1. ELECTION OF DIRECTORS

     The Company proposes that the following 14 individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Corporate Governance Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated for election as Director will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE FOLLOWING NOMINEES AS DIRECTORS.

The following information is provided with respect to the nominee:

			Shares of Common
			Stock Beneficially			Percent
		Year	Owned on	Percent of		of
		First	February 29, 2012	Outstanding	Voting Rights on	Available
Name	Age	Elected	(1)	Shares	February 29, 2012	Votes
Daniel P. Amos	60	1983	9,088,849	1.9	76,399,408	9.0
John Shelby Amos II	59	1983	963,480	.2	9,566,149	1.2
Paul S. Amos II	36	2007	3,585,406	.8	35,030,389	4.3
Kriss Cloninger III	64	2001	1,285,138	.3	9,553,595	1.2
Elizabeth J. Hudson	62	1990	88,371	*	815,058	.1
Douglas W. Johnson	68	2004	40,540	*	330,528	*
Robert B. Johnson	67	2002	23,120	*	125,091	*
Charles B. Knapp	65	1990	79,433	*	725,678	.1
E. Stephen Purdom, M.D.	64	1987	269,991	.1	2,478,258	.3
Barbara K. Rimer, DrPH	63	1995	40,838	*	339,728	*
Marvin R. Schuster	74	2000	98,944	*	782,944	.1
Melvin T. Stith	66	(2)	200	*	200	*
David Gary Thompson	65	2005	44,153	*	206,153	*
Takuro Yoshida	59	2010	3,462,330	.7	33,281,958	4.1

*	Percentage not listed if less than .1%.

(1)	Includes options to purchase shares, which are exercisable within 60 days for: Daniel P. Amos, 3,685,501; John Shelby Amos II, 33,628; Paul S. Amos II, 174,000; Kriss Cloninger III, 744,750; Elizabeth J. Hudson, 33,628; Douglas W. Johnson, 33,628; Robert B. Johnson, 15,628; Charles B. Knapp, 33,628; E. Stephen Purdom, M.D., 33,628; Barbara K. Rimer, DrPH, 33,628; Marvin R. Schuster, 23,628; David Gary Thompson, 25,628; and Takuro Yoshida, 3,878. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan in 2010 and 2011 for: Daniel P. Amos, 143,031; Paul S. Amos II, 28,875; and Kriss Cloninger III, 73,151, for which they have the right to vote, but may not transfer until the shares have vested three years from the date of grant if certain Company performance goals have been met. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan in 2011 for: Robert B. Johnson, 2,525; and David Gary Thompson, 2,525 which they have the right to vote, but may not transfer until the shares have vested four years from the date of grant. Includes 1,584,106; 13,357; 469,007; 46,936 and 20,365 shares pledged by Daniel P. Amos, John Shelby Amos II, Paul S. Amos II, Kriss Cloninger III, and Marvin R. Schuster, respectively.

Also includes the following shares:

Daniel P. Amos: 30,248 shares owned by his spouse; 3,182,309 shares owned by partnerships of which he is a partner; 581,117 shares owned by trusts of which he is trustee; 851,037 shares owned by the Daniel P. Amos Family Foundation, Inc.; 53,249 shares owned by a trust with his spouse as trustee; 24,191 shares owned by his spouse’s children; and 71,844 shares owned by the Paul S. Amos Family Foundation, Inc.

John Shelby Amos II: 211,787 shares owned by his children with Mr. Amos as trustee; and 5,167 shares owned by a corporation of which he is a controlling shareholder.

Paul S. Amos II: 9,372 shares owned by his spouse; 24,294 shares owned by his children; 166,361 shares owned by a trust with his spouse as trustee; 455,446 shares owned by trusts of which he or his children are beneficiaries; 15,000 shares owned by a partnership of which he is a partner; 34,539 shares owned by the Paul & Courtney Amos Foundation; 23,000 shares owned by the Dan Amos Dynasty Trust; 1,584,106 shares owned by The Amos Family Limited Partnership; 851,037 shares owned by the Daniel P. Amos Family Foundation, Inc.; and 71,844 shares owned by the Paul S. Amos Family Foundation, Inc.

Kriss Cloninger III: 29,459 shares owned by his spouse; 51 shares owned by his spouse’s children; 106,920 shares owned by partnerships of which Mr. Cloninger is a partner; and 20,000 shares owned by the Cloninger Angel Fire Foundation Trust with Mr. Cloninger as trustee.

Elizabeth J. Hudson: 1,200 shares owned by her children.

Charles B. Knapp: 21,000 shares owned by his spouse.

Takuro Yoshida: 3,458,452 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Yoshida shares the power to vote these shares.

(2)	First year nominated.

Daniel P. Amos has been chief executive officer of the Company and Aflac since 1990 and chairman since 2001. Mr. Amos holds a bachelor’s degree in risk management from the University of Georgia and has spent 37 years in various positions at Aflac. Mr. Amos served as a director of Synovus Financial Corp. from 2001 to 2011, but did not stand for reelection in 2011. He also served as a director of the Southern Company from 2000 to 2006. Institutional Investor magazine named him one of America’s Best CEOs in the life insurance category five times. Mr. Amos previously served as a member of the Consumer Affairs Advisory Committee of the Securities and Exchange Commission. Under Mr. Amos’ leadership, the Company became the first public company in the United States to give shareholders the opportunity to have an advisory “Say-on-Pay” vote on the compensation practices of the top five named executive officers. Not only did 2011 mark Mr. Amos’ 22nd year as CEO, but it also marked a significant milestone for the Company: the 22nd consecutive year the Company has met or exceeded our operating earnings per share objective. Mr. Amos’ experience and approach deliver insightful expertise and guidance to the Company’s Board of Directors on topics relating to corporate governance, people management and risk management.

John Shelby Amos II has been Alabama/West Florida state sales coordinator for Aflac’s U.S. operations since 1988. Mr. Amos joined Aflac’s intensive and comprehensive management training program in 1970. This training program strategically rotated Mr. Amos throughout key operational departments, giving him exposure to, and experience with, a wide variety of operational challenges and a broad base of knowledge that would prepare him to successfully serve Aflac’s corporate headquarters and field operations. Mr. Amos’ breadth of experience in both corporate and field operations give him a unique insight that balances the interests of the independent sales force and corporate initiatives.

Paul S. Amos II has been president of Aflac since January 2007 and chief operating officer of Aflac U.S. since February 2006. Prior to his current position, he held the role of executive vice president, U.S. Operations from January 2005 until January 2007. In his current role, he is responsible for centralizing the recruiting and training functions for Aflac’s more than 74,000 U.S. sales associates, developing a new national broker channel that focuses on the larger-case employer market, broadening the Company’s marketing plan, and improving operating efficiencies. Since January 2008, Mr. Amos has also been involved with Aflac Japan sales and marketing efforts. Previously, Mr. Amos served as state sales coordinator for the Georgia-North sales territory. Under his leadership as state sales coordinator, the Georgia-North territory grew to become the company’s number one state operation in terms of sales. Mr. Amos holds a bachelor’s degree in economics from Duke University and a master’s degree in business administration from Emory University. He also holds a juris doctor degree from Tulane University. Mr. Amos brings to the Board a deep knowledge of insurance sales, which forms the core of our business, as well as nine years of experience at our Company, serving in various leadership roles.

Kriss Cloninger III has been president since 2001; chief financial officer since 1992, and treasurer of the Company and executive vice president of Aflac since 1993. Since joining the Company in 1992, he has had primary responsibility for overseeing the financial management of all company operations, including Aflac U.S. and Aflac Japan. Prior to joining the Company, he was a principal in KPMG’s insurance actuarial practice and served as a consultant to Aflac from 1977 until he joined the Company in 1992. Mr. Cloninger has been named Best CFO in the insurance/life category in America by Institutional Investor magazine three times. He is a member of the boards of directors of Total System Services, Inc. (TSYS), and the Tupperware Brands Corporation, where he serves as chair of its audit committee. Mr. Cloninger holds both a bachelor’s and master’s degree in business administration from the University of Texas at Austin and is a Fellow of the Society of Actuaries. His financial acumen and expertise in the Company’s operations and corporate strategy bring a unique economic perspective to our Board of Directors.

Elizabeth Hudson has served as executive vice president, communications, of the National Geographic Society since 2000. She is responsible for all communications and public affairs initiatives undertaken by the National Geographic Society and its subsidiaries, including media and public relations, brand development, employee communications, and related marketing-communications activities. Ms. Hudson earned a bachelor’s degree in advertising and public relations from the University of Georgia and received an honorary doctorate in commercial science from St. John’s University. She has more than 35 years of experience serving on the executive management teams of several national and international organizations, including publicly traded entities and one of the world’s largest scientific and research organizations. She brings extensive experience in every aspect of strategic corporate communications, including financial and crisis communications management. In addition, her knowledge of, exposure to and expertise in, developing and articulating sustainability programs is relevant to her role as a member of the Company’s Board of Directors.

Douglas W. Johnson is a certified public accountant and a retired Ernst & Young LLP audit partner since 2003. He began auditing insurance companies in 1972 and spent the majority of his career focusing on companies in the life, health and property/casualty segments of the insurance industry. During Mr. Johnson’s 30-year tenure with Ernst & Young and its predecessor firms, he was coordinating partner of several large multinational insurance companies and for the firm’s largest American insurance client. His work experience includes extensive coordination with the audit committees of publicly-held companies. Mr. Johnson holds a Bachelor of Science degree from Georgia Institute of Technology. He is a member of the American Institute of Certified Public Accountants (AICPA) and holds an MBA from the Harvard School of Business. Mr. Johnson’s finance experience and leadership skills enable him to make valuable contributions to our Audit Committee, where he serves as its financial expert.

Robert B. Johnson has been senior advisor of, Porter Novelli PR, since 2003. Until 2008, he served as chairman and CEO of the One America Foundation, an organization that promotes dialogue and solidarity among Americans of all races and provides education, grants and technical equipment to disadvantaged youth of all races. Prior to this, he served in President Clinton’s White House as an assistant to the President and director of the President’s initiative for One America. In 2003, the Democratic National Committee (DNC) named him Deputy Chairman, where he advised the DNC Chairman in many key areas, including political and media strategic planning and community involvement. He served two years in the Carter administration and was one of the 30 staff members to serve the entire eight years in the Clinton White House, achieving the distinction of being one of the longest-serving African-Americans in White House history. Following his service in the Carter White House, Mr. Johnson was the Business Regulations Administrator for Washington, DC. Mr. Johnson’s significant public relations experience provides the Board with valuable expertise in conducting Aflac’s public relations. Promotion of diversity is also important to the Company, an area that Mr. Johnson provides extensive experience to the Board, including through his service as chairman and CEO of the One America Foundation.

Charles B. Knapp is the President Emeritus of the University of Georgia. From 2004 to 2011 he served as Director of Educational Development for the CF Foundation and from 2005 to 2011 as Chairman of the Board of the East Lake Foundation, the organization responsible for leading the revitalization of the East Lake community in Atlanta. He was president of the Aspen Institute from 1997 to 1999, and from 2000 to 2004 was a partner with the executive search firm Heidrick & Struggles. Dr. Knapp was President at the University of Georgia from 1987 to 1997. His tenure as president was marked by increased emphasis on teaching excellence, notable growth in research funding, dynamic and interactive minority programs, successful completion of the largest fund-raising initiative in the University’s history, and construction projects totaling more than $400 million. During his presidency, Dr. Knapp was a founding member of the Georgia Research Alliance and was instrumental in the creation of Georgia’s HOPE Scholarship program. Dr. Knapp holds a Ph.D. in economics from the University of Wisconsin, Madison. Dr. Knapp’s experience and knowledge provide the Board with valuable insight into the field of investments.

Dr. E. Stephen Purdom retired from his position as executive vice president, Insurance Operations at Aflac in 2000. From 1988 through 1994, he served as Aflac’s senior vice president and medical director. Dr. Purdom graduated from Emory University Medical School. In Columbus, Georgia, he founded and served as medical director of the Columbus Clinic, a 20-physician multi-specialty medical group. He was chief of staff at Doctors’ Hospital and developed the Columbus Diagnostic Center, a full-service radiology/imaging center. Additionally, Dr. Purdom was manager and general partner of the Columbus Diagnostic Center, and he developed the Columbus Medical Park. He is a retired director of the Trust Company Bank, Columbus, Georgia. Dr. Purdom actively facilitated the development of new products for Aflac U.S. and Aflac Japan, with specific expertise in the areas of claims and underwriting. His proficiency in this regard was particularly instrumental in broadening Aflac’s medical product line in Japan. Dr. Purdom’s extensive practical medical experience offers the Board of Directors the medical proficiency that is very relevant to the technical, product, and business side of Aflac’s operations.

Dr. Barbara K. Rimer has been Dean of the University of North Carolina Gillings School of Global Public Health, Chapel Hill, NC since June 2005 and Alumni Distinguished Professor Gillings School of Global Public Health since 2003. Previously, she was director of the Division of Cancer Control and Population Sciences at the National Cancer Institute. She is a former director of Cancer Control Research and Professor of Community and Family Medicine at the Duke University School of Medicine and was elected to the Institute of Medicine in 2008. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel. She earned both her Bachelor of Arts in English and Masters of Public Health from the University of Michigan, and her doctorate of public health (DrPH) from the Johns Hopkins School of Hygiene and Public Health. The mission of the Gillings School of Public Health is to improve public health, promote individual well-being, and eliminate health disparities across North Carolina and around the world. In light of her particular health care experience and knowledge, her insight and leadership are extremely relevant to the Company’s business and operations.

Marvin R. Schuster has been chairman of Schuster Enterprises Inc., a company he founded in 1967 that owns and operates Burger King restaurants throughout the Southeast. He served as a director of Columbus Bank & Trust Company from 1985 through 2007 and has been an emeritus board member since 2008; and served on the board of Synovus Trust Company from 1995 through 2007. As an owner of more than 60 restaurants that employ 2,500 people, his position on the Board captures the viewpoint of the small business owner, which is essential with approximately 90% of Aflac’s payroll accounts being small business owners. His half-century of corporate experience includes eight years of accounting and management of a manufacturing plant, followed by 43 years as founder, CEO and chairman of Schuster Enterprises, Inc. Mr. Schuster took his expertise in cost accounting and combined it with his manufacturing standards experience to successfully establish, develop, manage and expand his restaurant franchises. Additionally, his extensive experience in the restaurant industry gives him insight into one of Aflac’s largest payroll account categories.

Melvin T. Stith is the Dean of the Martin J. Whitman School of Management at Syracuse University. Prior to taking this position in 2005, Dr. Stith was the Dean and Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 after having served in the U.S. Army Military Intelligence Command and achieving the rank of Captain. He holds a bachelor’s degree from Norfolk State College and a master’s degree in business administration and a Ph.D. in marketing from Syracuse University. Dr. Stith currently serves on the boards of Synovus Financial Corp., where he sits on the audit committee; and Flowers Foods, Inc., a publicly held baked foods company, where he sits on the compensation and governance committees. He has also served on the boards of Correctional Services Corporation, JM Family Enterprises Youth Automotive Training Center, the Keebler Company and Rexall Sundown. He is a current director of Beta Gamma Sigma, the national honorary society for business schools, the Jim Moran Foundation and the Graduate Management Admissions Council. Dr. Stith’s leadership skills in consensus-building, risk management and executive management, and his financial acumen add an important dimension to our Board’s composition.

David Gary Thompson retired from his position as chief executive officer of Georgia Banking, Wachovia Bank, N.A., and retired as executive vice president of Wachovia Corporation in 2004. He serves on the board of directors of Georgia Power Company, a subsidiary of the Southern Company. Mr. Thompson earned a Bachelor of Arts in economics from Guilford College. He began his career with Wachovia while completing his final year of college and had several positions of leadership during his tenure, including helping Wachovia navigate the biggest merger it had experienced to date. The managerial and financial experience and training Mr. Thompson gained through 36 years of banking, including understanding and managing credit risks across a variety of businesses and industries, provides a foundation from which he provides the Board with valuable observations, insight, and experience.

Takuro Yoshida has been the president of Nippon Tochi-Tatemono Co., Ltd., a residential and commercial real estate development company in Japan, since January 2010 and served as that company’s executive vice president and operating officer from May 2009 through December 2009. From 2005 through April of 2009, Mr. Yoshida held various positions which include executive director, senior operating officer, and central branch manager and operating officer of Mizuho Bank, Ltd., part of Mizuho Financial Group, Inc., which was formed in a merger between his former employer, Dai-Ichi Kangyo Bank, Ltd., and two other banks. He held various positions at Dai-Ichi Kangyo Bank, Ltd., which he joined in 1976. Mr. Yoshida graduated from the Faculty of Law, Tokyo University. His extensive Japan financial and managerial experience provides the Board with valuable insight and expertise relevant to the Company’s Japanese business.

     Daniel P. Amos and John Shelby Amos II are cousins. Daniel P. Amos is the father of Paul S. Amos II. No other family relationships exist among any other executive officers or Directors.

Directors Not Standing for Reelection

     Under the Company’s Bylaws, Ambassador Michael H. Armacost and Dr. Robert L. Wright, both of whom will turn 75 prior to our Annual Meeting, are not eligible to be nominated for reelection. Ambassador Armacost has served our Board since 1994. Dr. Robert L. Wright has served since 1999.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of February 29, 2012, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, COO of Aflac U.S., and two other most highly compensated executive officers as listed in the 2011 Summary Compensation Table (collectively, the “NEOs”) whose information was not provided under the heading “Election of Directors,” and (ii) all Directors and executive officers as a group.

Common Stock Beneficially Owned and Approximate Percentage of Class as of February 29, 2012

Name and Principal Occupation for five years	Shares (1)	Percent of Shares	Votes	Percent of Votes
Tohru Tonoike	190,707	*	775,707.1
President and Chief Operating Officer, Aflac Japan,
since July 2007; Deputy President, Aflac Japan, from
February 2007 until July 2007; President, Dai-Ichi
Kangyo Asset Management Co., Ltd., from April 2005
until January 2007

Joey M. Loudermilk Executive Vice President, since 2000; General Counsel, since 1991; and Corporate Secretary, since 1992	520,766.1		4,361,736.5

All Director nominees and executive officers as a group (28 persons)	20,580,732	4.4	179,174,876	20.8

*	Percentage not listed if less than .1%

(1)	Includes options to purchase shares that are exercisable within 60 days for: Tohru Tonoike, 115,000; and Joey M. Loudermilk, 289,552; and all Directors and executive officers as a group, 5,678,481. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan, in 2010 and 2011 for: Tohru Tonoike, 28,875; Joey M. Loudermilk, 17325; and all Directors and executive officers as a group 407,720 which they have the right to vote, but they may not transfer until the shares have vested three years from the date of grant if certain Company performance goals have been met. Includes 2,261,421 shares pledged for all Directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all Section 16 filing requirements applicable to its reporting persons were complied with.

CORPORATE GOVERNANCE

Director Independence

     The Board of Directors annually assesses the independence of each Director nominee. The Board has determined that with respect to Elizabeth J. Hudson, Douglas W. Johnson, Robert B. Johnson, Charles B. Knapp, E. Stephen Purdom, M.D., Barbara K. Rimer, DrPH, Marvin R. Schuster, Melvin T. Stith, David Gary Thompson, and Takuro Yoshida, (i) none of such individuals is precluded from being an independent director under the New York Stock Exchange (“NYSE”) listing standards and (ii) none of such individuals has a material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), and that accordingly, each such individual is considered an “independent director” for purposes of the NYSE listing standards. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Board Leadership Structure

     Mr. Daniel P. Amos has served as our Chairman of the Board since 2001 and as our CEO since 1990. The Board believes that the most effective Board leadership structure for the Company at the present time is for the CEO to continue to serve as Chairman of the Board in conjunction with the appointment of a Lead Non-Management Director as described below. This structure has served the Company well for many years. Combining the positions of Chairman and CEO provides the Company with decisive and effective leadership. The Board believes that Mr. Amos’ in-depth long-term knowledge of the Company’s operations and vision for its development make him the best qualified person to serve as both Chairman and CEO. Because the CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of Board deliberations, the Board believes that Mr. Amos is the Director most qualified to act as Chairman of the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders, if circumstances warrant such a change.

     The Board also believes that its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee Charters and include the following:

  The substantial majority of the Board are independent Directors;
  The Audit, Compensation and Corporate Governance Committees all comprise independent Directors;
  The Company has a Lead Non-Management Director with the responsibilities described below; and
  The Directors who are not also officers of the Company (the “Non-employee Directors”) meet at each regularly scheduled Board meeting in executive session without management present.

Lead Non-Management Director

     The position of Lead Non-Management Director rotates among the Chairs of the Audit, Compensation and Corporate Governance Committees. Marvin R. Schuster, is currently the Lead Non-Management Director. The responsibilities of the Lead Non-Management Director include the following: (i) consulting with the Chairman and Secretary in establishing the agenda for each Board meeting; (ii) setting the agenda for, and leading, all executive sessions of the Non-employee Directors; (iii) when appropriate, discussing with the Chairman matters addressed at such executive sessions; (iv) facilitating discussions, between Board meetings, among the Non-employee Directors as appropriate; (v) serving as a liaison between the Non-employee Directors and the Chairman of the Board, (vi) serving as a liaison between management and the Board, and (vii) chairing the meeting of the Board when it is conducting its annual Board self-evaluation. Furthermore, the Lead Non-Management Director has the ability to call meetings of the independent Directors.

Communications with Directors

     Shareholders and interested parties may contact members of the Board by mail. To communicate with the Board of Directors, any individual Director or any group or committee of Directors (including Non-employee Directors as a group), correspondence should be addressed to the Board of Directors or any such individual Director or group or committee of Directors by either name or title. All such correspondence should be sent to the Corporate Secretary of Aflac Incorporated at the following address: 1932 Wynnton Road, Columbus, Georgia 31999.

     All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of Directors, the Secretary’s office will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

     It is Company policy that each of the Directors attend the Annual Meeting. All of the Directors were in attendance at the 2011 Annual Meeting.

Director Nominating Process

     The Corporate Governance Committee will consider Director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Corporate Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include: (i) the name of the shareholder and evidence of the person’s ownership of Common Stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. No person 20 years of age or younger or 75 years of age or older is eligible for election or appointment as a member of the Board of Directors.

     The shareholder recommendation and information described above must be sent to the Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999, and must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

     The Corporate Governance Committee believes that the minimum qualifications for serving as a Director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Corporate Governance Committee also seeks to create a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. The Company’s Guidelines on Significant Corporate Governance Issues provide that diversity is a factor the Corporate Governance Committee should consider in nominating Directors. The diversity of Board and Committee members (which would include ethnicity, race, color, and national origin) is one of the specified criteria considered by the Board as part of its annual self-evaluation.

     The Corporate Governance Committee identifies potential nominees by asking current Directors and executive officers to notify the Corporate Governance Committee if they become aware of persons that meet the criteria described above and who have had a change in circumstances that might make them available to serve on the Board (for example, if an individual has retired as chief executive officer or chief financial officer of a public company or exited government or military service). The Corporate Governance Committee may also, from time to time, engage firms that specialize in identifying Director candidates. As described above, the Corporate Governance Committee will also consider candidates recommended by shareholders.

     Once the Corporate Governance Committee identifies a person as a potential candidate, the Corporate Governance Committee may collect and review publicly available information regarding the potential candidate to assess whether that person should receive further consideration. If the Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Corporate Governance Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Corporate Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate’s accomplishments. The Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Enterprise-Wide Risk Oversight

     Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

     While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Audit Committee Charter provides that one of the Audit Committee’s responsibilities and duties is compliance oversight. The Charter provides that the Audit Committee shall discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. As more fully discussed in the “Compensation Discussion and Analysis” (CD&A) section of this Proxy Statement, incentive compensation performance objectives of the Company’s management are determined and established which are realistically obtainable so as not to encourage excessive risk taking.

     The Company has a global Disclosure Committee comprised of senior levels of management across the Company to ensure that disclosure controls and procedures provide, to the highest degree of certainty possible, that the information required to be disclosed to investors is accumulated and communicated to the Committee to allow timely decisions regarding disclosure.

     In its annual self-evaluation, the Board discusses its performance and oversight responsibility. In this discussion, the Board evaluates the quality of the information provided to Directors by the Audit Committee about the Company’s risk management and corporate compliance programs.

Code of Business Conduct and Ethics

     The Company has a Code of Business Conduct and Ethics, which is applicable to all Directors and employees, including executive officers, of the Company and its subsidiaries. The Code of Business Conduct and Ethics includes a Code of Ethics for Chief Executive and Senior Financial Officers that sets forth standards applicable to all officers, Directors, and employees but has provisions specifically applicable to the Chief Executive Officer, Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics by posting such information on the Company’s website aflac.com, under “Investors” then “Corporate Governance.”

Chief Executive Officer and Executive Management Succession Planning

     The Board of Directors, in coordination with the Corporate Governance Committee, is responsible for Chief Executive Officer continuity succession planning and succession planning for key executives to ensure continuity in senior management. The Board of Directors, in coordination with the Corporate Governance Committee, also ensures that the Company has in place appropriate steps to address emergency Chief Executive Officer succession planning in the event of extraordinary circumstances.

     As part of the Company’s Chief Executive Officer continuity succession planning, the Company’s Chief Executive Officer, in coordination with the Company’s General Counsel and the Executive Vice President of Corporate Services, periodically provides recommendations and evaluations of potential successors to the Chief Executive Officer position, along with a review of any development plans recommended for such individuals, to the Corporate Governance Committee. As part of the Company’s succession planning for key executives, the Corporate Governance Committee, in coordination with the Chief Executive Officer and executive management, identifies potential successors to executive management positions.

     The Chief Executive Officer reviews executive succession planning and management development at an annual executive session of non-management directors.

BOARD AND COMMITTEES

     During 2011, the Board of Directors met five times, and all Directors, except Mr. Takuro Yoshida, attended at least 75% of the meetings of the Board and of the Board Committees on which they served.

     The Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance Committee Charter, as well as the Company’s Guidelines on Significant Corporate Governance Issues and the Code of Business Conduct and Ethics, can all be found at the Company’s website, aflac.com, under “Investors” then “Corporate Governance.” These documents are also available in print to shareholders upon request. Shareholders may submit their request to Aflac Incorporated, Corporate Secretary, 1932 Wynnton Road, Columbus, Georgia 31999.

The Audit Committee

     The Audit Committee, which met 13 times during 2011, has the following primary duties and responsibilities: (i) to oversee that management has maintained the reliability and integrity of the financial reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters; (ii) to issue annually the Audit Committee Report set forth below; (iii) to monitor the independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditing department; (iv) to assist Board oversight of the Company’s compliance with legal and regulatory requirements; (v) to provide an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board; and (vi) to review and monitor the adequacy of enterprise risk management activities of the Company. The Audit Committee also pre-approves audit and non-audit services provided by the Company’s independent registered public accounting firm and pre-approves all related person transactions that are required to be disclosed in the Company’s annual proxy statement. In addition, it is the responsibility of the Audit Committee to select, oversee, evaluate, determine funding for, and, where appropriate, replace or terminate the independent registered public accounting firm. At least annually, the Audit Committee reviews the services performed and the fees charged by the independent registered public accounting firm.

     The independent registered public accounting firm has direct access to the Audit Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit Committee may authorize the independent registered public accounting firm to investigate any matters that the Audit Committee deems appropriate and may present its recommendations and conclusions to the Board.

     The Audit Committee of the Board of Directors is composed of Robert L. Wright (Chairman), Douglas W. Johnson (financial expert), Charles B. Knapp, and Marvin R. Schuster, each of whom qualifies as an independent Director under the NYSE listing standards.

The Corporate Governance Committee

     The Company has a Corporate Governance Committee, the functions of which include: (i) selecting individuals qualified to serve as Directors of the Company to be nominated to stand for election to the Board of Directors; (ii) recommending to the Board, Directors to serve on committees of the Board; (iii) advising the Board with respect to matters of Board composition and procedures; (iv) developing and recommending to the Board a set of corporate governance principles applicable to the Company; and (v) overseeing the evaluation of the Board and the Company’s management. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors.

     The Corporate Governance Committee of the Board of Directors is composed of Marvin R. Schuster (Chairman), Barbara K. Rimer, DrPH, and David Gary Thompson, each of whom qualifies as an independent Director under the NYSE listing standards. The Corporate Governance Committee met four times during 2011.

The Compensation Committee

     The responsibilities of the Compensation Committee include the following: (i) to review, at least annually, the goals and objectives of the Company’s executive compensation plans; (ii) to evaluate annually the performance of the CEO with respect to such goals and objectives; (iii) to determine the CEO’s compensation level based on this evaluation; and (iv) to evaluate annually the performance of the other executive officers of the Company in light of such goals and objectives, and set their compensation levels based on this evaluation and the recommendation of the CEO. The Compensation Committee also reviews and approves compensation levels, equity-linked incentive compensation, and annual incentive awards, sometimes referred to as non-equity incentives, under the Company’s Management Incentive Plan (“MIP”) for all executive officers including those who are members of the Board.

     With respect to Non-employee Director compensation, the Compensation Committee recommends to the Board a policy regarding Non-employee Director compensation and has recommended to the Board Non-employee Director compensation consistent with such policy. The Board makes final determinations regarding Non-employee Director compensation.

     The Compensation Committee may form subcommittees and delegate such power and authority as the Compensation Committee deems appropriate. However, no subcommittee may have fewer than two members and the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

     The Compensation Committee retains a nationally recognized compensation consultant, Mercer LLC (the “Consultant”), to assist and advise the Compensation Committee in its deliberations regarding executive compensation. The Consultant works with the Compensation Committee in the review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations. The Consultant typically provides assistance in the following areas:

  Provides comparative company performance to determine CEO pay;
  Provides an evaluation of the competitiveness of the Company’s executive compensation and benefit programs;
  Reviews plan design issues and recommends potential improvement opportunities;
  Apprises the Compensation Committee of trends and developments in the marketplace;
  Provides assistance in assessing the relationship between executive pay and performance;
  Provides assistance with assessing proposed performance goals and ranges for incentive plans;
  Provides comparative company data to determine NEO compensation;
  Conducts compensation training sessions for the Committee; and
  Provides assistance in determining the compensation of Non-employee Directors.

Fees paid to the Consultant for executive compensation consulting services totaled $193,229 in 2011. Management retained affiliated companies of the Consultant to provide additional services during 2011 and approved the payment of $263,061 for those services, principally in the form of renewal and first-year brokerage commissions.

     Additional information regarding the Company’s processes and procedures for the consideration and determination of executive compensation can be found in the CD&A below.

     The current members of the Compensation Committee are Robert B. Johnson (Chairman), David Gary Thompson, and Robert L. Wright. All members of the Compensation Committee are “outside” Directors as defined by Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “IRC”), “Non-employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, and independent Directors under the NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee met four times in 2011.

Compensation Committee Interlocks and Insider Participation

     During 2011, the members of the Company’s Compensation Committee were Robert B. Johnson (Chairman), David Gary Thompson, and Robert L. Wright. None of such persons is a current or former employee or officer of the Company or any of its subsidiaries. No member of the Compensation Committee serving during 2011 had any relationship requiring disclosure under the section titled “Related Persons Transactions” in this Proxy Statement. During 2011, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of the Company served.

COMPENSATION DISCUSSION AND ANALYSIS

I. Introduction

     The Company’s compensation philosophy is to provide pay-for-performance that is directly linked to the Company’s results. We believe this is the most effective method for creating shareholder value, and that it has played a significant role in making the Company an industry leader. The performance-based elements of our compensation programs apply to all levels of Company management, including our executive officers. In fact, pay-for-performance components permeate every employee level at the Company. The result is that we are able to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis, as well as for the future.

     The Company has a history and a well-earned reputation with its shareholders as a very transparent organization. That commitment to transparency on all levels was certainly a driving force in our decision, in 2008, to allow shareholders a “say-on-pay” advisory vote, far ahead of the requirement imposed on companies last year by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The reception of this annual vote has been overwhelming, with endorsement rates from shareholders that have exceeded 90% in each year since its institution. This overwhelming acceptance rate has given us confidence that our compensation policies have been fair and representative of our performance and as such, the policies utilized in 2011 remain the same as prior years. We are constantly analyzing our practices to remain current in our approaches and cognizant of shareholder concerns. Later in this discussion we will describe changes we are making to our policies for 2012 to keep our practices fresh. As a Company, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. With that in mind, we are pleased to provide the following CD&A.

II. Executive Summary

     This CD&A pertains to our executive officers and in particular the following named executive officers (NEOs), whose 2011 compensation is set out in the following Summary Compensation Table.

Daniel P. Amos	Chairman and CEO
Kriss Cloninger III	President, CFO, and Treasurer
Paul S. Amos II	President, Aflac and COO, Aflac U.S.
Tohru Tonoike	President, COO, Aflac Japan
Joey M. Loudermilk	Executive Vice President, General Counsel, and Corporate Secretary

     In February, 2012, Mr. Daniel P. Amos and Mr. Kriss Cloninger III voluntarily recommended to the Compensation Committee of the Board of Directors that their respective earned annual non-equity awards for 2011 be reduced by 17%. Messrs. Daniel Amos and Cloninger made this recommendation in light of the impact on the Company’s net income and other financial metrics of net realized investment losses associated with the worldwide financial crisis and Aflac’s pro-active investment derisking program that occurred during 2011. After considering various factors, Messrs. Daniel Amos and Cloninger considered 17% to be a reasonable adjustment to their otherwise earned non-equity award. The Committee approved the recommendation. Mr. Amos’ and Mr. Cloninger’s non-equity award for 2011 was reduced by $745,530 and $355,649, respectively.

     As a leader in our industry segment, we recognize that a sound management compensation program is a part of what makes a company an employer of choice. Our compensation philosophy is to provide pay that is directly linked to the Company’s performance results. By doing so, we are able to provide the following: reasonable salaries that reflect each executive’s responsibility level, qualifications and contribution over time; benefits that adequately meet the needs of our employees and their families at a reasonable shared cost; meaningful, performance-based annual non-equity incentives; and long-term equity incentives that reflect the creation of shareholder value.

     Of these four pay elements, we consider the annual and long-term incentive forms of compensation to be the most important because they enable us to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global enterprise on a day-to-day basis, as well as for the future.

     The value of annual non-equity incentives is directly linked to specific financial goals such as operating earnings per diluted share, risk-based capital as measured on a statutory basis, increases in pretax operating earnings, total new annualized premium sales, premium income, and expenses established and approved by the Compensation Committee (for purposes of this CD&A, the “Committee”) at the beginning of each fiscal year. The actual goals are fully described below under the section Management Incentive Plan. The goals are developed using a corporate financial model. The ranges are set to allow for the achievement of our overall corporate objectives, and each of the goals have realistically obtainable maximum payout levels to discourage excessive risk taking. As noted later in this report, the maximum of the range for the goals is typically expected to be achieved only 25% of the time on average.

     Long-term equity incentives are provided to executive officers in two forms: stock options whose future value depends upon share price appreciation and performance-based restricted stock (“PBRS”) whose vesting is determined by the Company’s performance objectives set by the Committee. The performance objective for 2009, 2010 and 2011 PBRS awards was based on the achievement by Aflac of sound risk-based capital ratios. These performance objectives for purposes of vesting PBRS awards are annually reviewed and established by the Committee for the ensuing three-year performance period.

     Lower level officers receive stock options in combination with time-based restricted stock (“TBRS”) that vest after three years of continuous service. This combination is considered to link their interests to those of our shareholders as well as to help the Company retain their services. These plans are fully described in Sections V and VI of this CD&A.

     To help the Committee execute its responsibilities, the Consultant annually provides the Committee with comparative performance and pay data based upon a sample of 15 major insurance companies (see Section V of this CD&A). The peer group pay data are derived from the peer companies’ proxy statements and relevant compensation survey data and help the Committee establish the salaries and target incentive award opportunities for the NEOs.

     In general, it is the Company’s intent to set individual salaries within a plus or minus range of 25% from survey medians for comparable positions and to target incentives at median levels with intended payout variances based upon results above or below our planned financial goals. In this way, the Committee intends to have compensation pay levels mirror performance results. Quite simply, if we are a median performer, our total pay should approximate median levels. If we are a 75th percentile performer, our total pay should approximate the 75th percentile. If we are a 25th percentile performer, our total pay should approximate the 25th percentile.

     This philosophy is directly applied by the Committee in determining the CEO’s total pay. Each year the Consultant calculates the Company’s percentile performance rank for the prior year among the peer group of other major insurance companies based on 10 weighted-performance measures. These measures are all related to one-year results for the prior year except for Total Shareholder Return, which is measured over the prior three-year period. The Consultant then determines the total pay value that matches the Company’s percentile performance rank. The Committee uses the information from this analysis to adjust the CEO’s total pay to that indicated by the Company’s percentile performance rank. This adjustment is accomplished through a final true-up stock option grant at the Committee’s August meeting. This methodology is detailed in Section VIII of this CD&A.

     In order to directly link the CEO’s total pay to the Company’s performance results, it is necessary to wait for both the performance and pay information of all peer group companies to be made public. As a result, the Committee finalizes the CEO’s total pay based on the prior year’s results at its August meeting. Accordingly, there is a lag between the payment and reporting of awards because the CD&A of the peer company groups report their results in the following year’s proxy. For instance, 2010 performance results determined the stock award provided to our CEO in August of 2011. For all but one year in which this approach to the CEO’s compensation was used, the Company’s performance rank placed it in the upper half, and in the majority of years, the upper quartile, among the peer companies. That was the case again for the 2010 performance year, when the Company’s performance rank was number two versus our peer group.

III. Oversight of the Executive Compensation Program

     The Company’s executive compensation program is administered by the Committee with assistance from the CEO and other Company officers as appropriate. The assistance provided by Company personnel typically consists of mathematical calculations to include recommended weightings of performance measures and schedule preparation, year-over-year comparisons, provision of historical information, and clarification of job duties, responsibilities and organizational reporting. The Committee is also assisted in the execution of its duties and responsibilities by the Consultant, who reports to the Committee. A description of the assistance typically provided to the Committee by the Consultant is presented on page 12 of this Proxy Statement.

IV. Executive Compensation Philosophy and Core Principles

     The following table highlights the primary components and rationale of our compensation philosophy and the pay elements that support such philosophy.

Philosophy Component	Rationale/Commentary	Pay Elements
Compensation should reinforce business objectives and values
One of the Company’s guiding principles is to provide an enriching and rewarding workplace for our employees. Key goals are to retain, motivate and reward executives while closely aligning their interests with those of the Company and its shareholders. Our compensation practices help us achieve these goals.
All elements (salary, non-equity incentive awards, equity linked compensation, retirement, and health and welfare benefits)
A majority of compensation for top executives should be based on performance
Performance-based pay aligns the interest of management with the Company’s shareholders. Pay for top executives is highly dependent on performance success. Performance-based compensation motivates and rewards individual efforts, unit performance, and Company success. Potential earnings under performance-based plans are structured such that greater compensation can be realized in years of excellent performance. Similarly, missing goals will result in lower, or no, compensation from the performance-based plans.
Merit salary increases, annual non-equity incentive awards, and equity-linked incentive compensation (stock options, time-based restricted stock, and performance-based restricted stock)
Compensation should be competitive
The Compensation Committee has retained the Consultant as an adviser to assist the Committee with assessing pay practices and peer group performance, at least annually, in order to maintain competitive compensation relative to the Company’s industry. The Consultant uses a combination of proxy data and market compensation surveys to assess the competitiveness of the Company’s executive pay within the industry. Company philosophies and cultural practices also affect the overall compensation policies for the executive officers.
All elements
Key talent should be retained
In order to attract and retain the highest caliber of management, the Company seeks to provide financial security for its executives over the long term and to offer intangible non-cash benefits in addition to other compensation that is comparable with that offered by the Company’s competitors.
Equity-linked incentive compensation, retirement benefits, employment agreements and change-in-control provisions
Compensation should align interests of executives with shareholders	Equity ownership helps ensure that the efforts of executives are consistent with the objectives of shareholders.	Equity-linked incentive compensation and stock ownership guidelines

V. Executive Compensation Policies

1.	Total direct compensation relative to market

The Company’s total direct compensation (base salary, annual non-equity incentive award, and long-term equity incentive compensation) for our NEOs is generally designed to provide competitive compensation relative to companies in the Company’s peer group for “target” performance results. For the CEO, the Company’s practice is to measure performance relative to peers, which ensures that the CEO’s compensation in a given year directly correlates with the Company’s relative performance rank for the prior year. This process is explained in greater detail below in the section labeled “CEO Compensation.” We note that the Company’s performance has ranked first or second in eight of the 14 years for which such data has been gathered.

The peer group consists of 15 major insurance companies identified below. This peer group has consisted of virtually the same list of companies since 2007, impacted only by acquisitions within the industry. These peer companies are engaged in similar businesses, are of similar size, and are competitors for talent, although the Company is slightly above the median revenues, market capitalization, and assets of the peer group. Peer group companies consist of: Aetna Inc., The Allstate Corporation, Aon Corporation, Assurant, Inc., The Chubb Corporation, CIGNA Corporation, CNO Financial Group, Inc., Genworth Financial, Inc., The Hartford Financial Services Group, Inc., Lincoln National Corporation, Manulife Financial Corporation, The Progressive Corporation, Prudential Financial, Inc., The Travelers Companies, Inc. and Unum Group.

2.	Current vs. long-term compensation

The components of current compensation include an annual salary and an annual non-equity incentive award. Long- term compensation is provided to link executive compensation to the delivery of shareholder value. The equity- linked long-term incentive compensation components include stock options, PBRS, and in some cases, TBRS. The Company has two long-term equity incentive plans. The first is a stock option plan, the 1997 Stock Option Plan, which allows for grants of both incentive stock options (“ISOs”) and nonqualifying (“NQ”) stock options. This plan expired on February 11, 2007 (although certain options granted before that date remain outstanding in accordance with their terms). The second plan, the 2004 Long-Term Incentive Plan, allows for grants of ISOs, NQs, performance- or time-based restricted stock, restricted stock units, and stock appreciation rights.

On an annualized present value basis, the proportion of long-term incentives to target annual cash incentives varies, based on the responsibility level of the participant’s job and the ability to impact results over time. In general, the higher the responsibility level, the greater the proportion of long-term equity incentives, compared with target annual cash incentives. In the case of all NEOs, the present value of long-term equity incentive grants is greater than target annual cash incentives.

3.	Fixed vs. variable compensation

The portion of an executive’s compensation that is variable increases as the scope and level of the individual’s responsibilities increase. For the NEOs, variable compensation accounts for a substantial portion of total compensation. Annual cash incentives increase or decrease with performance. The amount of equity-linked compensation granted each year is primarily based on level of responsibility and secondarily on individual performance. The vesting of PBRS is based on whether a predefined Committee-approved performance objective (e.g., risk-based capital levels) is attained over a three-year period. Other contingent components include vesting restrictions on stock options and TBRS, which require recipients to fulfill a continuing employment obligation before they can exercise any option or vest in the TBRS.

The target award levels for our NEOs for calendar year 2011 were:

	Target Incentive as Percent of Salary
NEOs	Annual Non-Equity Incentive	Annualized Long-Term Equity Incentives
Daniel P. Amos	200%	Performance-Based
Kriss Cloninger III	150%	350%
Paul S. Amos II	120%	250%
Tohru Tonoike	100%	250%
Joey M. Loudermilk	80%	200%

4.	Mix of long-term incentives

In 2009 through 2011, the Committee approved a combination of equity-linked incentive compensation awards for the executive officers. The value presented in the Summary Compensation Table under Option Awards and Stock Awards was based on the grant date fair value as determined under ASC 718 (using the Black-Scholes-Merton valuation model for stock options and the closing price of our stock on the date of the grant for PBRS). Under the columns Stock Awards and Option Awards, stock options represented 58% and PBRS represented 42% of total long-term incentives for the CEO. For all other NEOs, stock options ranged from 42% to 46% and PBRS ranged from 54% to 58% of total long-term equity incentive value. See page 21 for a more detailed discussion of our long-term equity incentive plan.

5.	Total compensation in light of best practices and costs

Every year the Committee reviews the incentive compensation components of all executive officers with the help of the Consultant. The Committee believes that many “best practices” are reflected in the existing compensation strategy and that the Company’s compensation expenses are reasonable and appropriate given the superior financial and stock market performance that the Company has produced over a long period of time. From August 1990, when Daniel P. Amos was appointed as the CEO, through December 31, 2011, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 2,942%, compared with 685% for the Dow Jones Industrial Average and 508% for the S&P 500.

Modifications to the compensation program are periodically made in order to remain consistent with the competitive market and emerging best practices. However, our compensation strategy and core program remained essentially the same in 2011 as they were in 2010 and 2009; see page 26 for modifications to the compensation program beginning in 2012.

VI. Components of the NEO Compensation Program

     Total compensation is provided to the CEO and other NEOs through four primary components, each of which has a different strategic role and risk profile. The following table provides an overview of the compensation components, and is followed by a detailed description of how the amount of each component is determined.

Element	Description	Strategic Role	Examples	Risk Profile

Base Salary	Fixed based on level of responsibility, experience, tenure and qualifications	- Performance of day-to-day activities	- Cash	- Low to moderate

Non-Equity Incentive	Variable based on level of responsibility and achievement of annual financial objectives	- Policy implementations - Operating decisions - Short-term focus	- Cash	- Moderate to high

Long-Term Equity Incentives	Variable based on level of responsibility and the achievement of longer-term financial goals and shareholder value creation	- Effective strategy and policy making - Long-term focus - Alignment with shareholders	Equity-Linked Incentive Compensation - Stock Options - PBRS	- High

Benefits & Perquisites	Satisfy employee health, welfare, and retirement needs	- Security - Tax-effective pay - Time efficiency/convenience	- Health care - Life & Disability - Retirement plans - Security	- Low

Base Salary

     The primary purpose of the base salary component is to provide the recipient a steady stream of income consistent with his or her level of responsibility, qualifications and contribution over time. The Consultant annually gathers comparative market data on salaries for the Committee to use in reviewing and determining the CEO’s salary and the CEO’s recommendations for the salaries of the CFO and all other executive officers.

     In the aggregate, the total base salaries of the Company’s executive officers are at the 50th percentile of the survey results for these same positions at peer companies. Virtually all executive officers, including our NEOs, receive a salary that is within a plus or minus range of 25% from the survey median for their position. Only Mr. Cloninger’s salary is slightly above this range, which we consider appropriate since his role as both CFO and President is more expansive than many of the second highest paid executives at our peer companies. In general, executive officers who are new to their role are likely to be below the median and executive officers who have been in their jobs for extended periods are more likely to be above the median.

     In 2011, most of the executive officers, including Messrs. Daniel P. Amos, Cloninger, Paul S. Amos and Loudermilk, received a 1.5% base salary increase. Mr. Tonoike’s annual base salary increased 1.2 million yen ($14,672 at the weighted average yen to dollar exchange rate for 2011, of 79.73) in 2011.

Bonus

     Mr. Tonoike was the only NEO that earned a discretionary award in 2011 in the amount of $20,000. The Committee approved the bonus due to the phenomenal sales performance in Aflac Japan during 2011 which greatly exceeded projections.

Management Incentive Plan

     All of the NEOs are eligible to participate in a non-equity incentive plan sponsored by the Company, referred to as the MIP, which was submitted to and approved by shareholders in 2008. A revised version of the MIP (which would first be effective for 2013) is being submitted for shareholder approval elsewhere in this Proxy Statement.

     The Company’s MIP uses specific performance objectives to provide potential annual non-equity incentive awards for the NEOs, and all other non-sales officers. Performance targets are set annually for the plan, and cash payouts are made to executives based on actual performance as more fully described below.

     For each of the performance measures, a target performance level is established. In addition, a minimum and maximum level is established. The payout for a minimum result is one-half that of the target result, while the payout for a maximum result is two times that of the target result. Typically, the target result is equidistant between the minimum result and the maximum result. Interpolation is used to calculate incentive payouts for results between minimum and target or target and maximum. The two primary financial objectives of the Company are included in the MIP targets as corporate level performance targets. They are the growth of operating earnings per diluted share on a consolidated basis for the Company and risk-based capital levels for Aflac as measured on a statutory basis.

     The Committee, at its February meeting, approves all MIP performance objectives. The two primary financial objectives each have specified levels established that must be achieved before any payout is provided in respect of that objective. Our operating earnings per diluted share objective for 2011 was to increase operating earnings in a range of 8% to 12% before the impact of currency translation, or $5.97 to $6.19 per diluted share with a target of 8% or $5.97 per diluted share. Both the minimum and target objective was set at $5.97, and the maximum was set at the upper end of the range, or $6.19 per diluted share, all on a constant currency basis. If the target performance was not attained, no bonus would be paid for this performance objective. The actual attained result of $5.97 per diluted share was exactly equal to the target objective, resulting in a 8% increase in operating earnings per diluted share before the impact of currency translation and a target award of 100% for this objective. Our risk-based capital objective was to maintain a risk-based capital ratio of a minimum of 400% and maximum 500% with a target objective of 450%. If the minimum target performance was not attained, no bonus would be paid for this performance objective. The actual attained result of 493% exceeded our target but fell short of maximum, resulting in an award of 186% for this objective.

     Additional performance targets are specific to the Company’s two principal business segments: Aflac U.S. and Aflac Japan. For each segment, the MIP performance targets include a measure of total new annualized premium sales, premium income, operating expenses and pretax operating earnings. These measures are considered to be the most significant to the performance of each segment. They are understood by those eligible for the non-equity incentive awards, and they are under the collective influence of the segment officers.

     For the Aflac U.S. business segment in 2011, the following performance incentive measures were used:
  the percentage increases in new annualized premiums and premium income;
  the percentage increase over the previous year of premium income, minus the percentage increase in controllable expenses; and
  the percentage increase in pretax operating earnings over the previous year.
     For the Aflac Japan business segment in 2011, the following performance incentive measures were used:
  the percentage increases in new annualized premiums and premium income;
  actual operating expenses compared to budget; and
  the percentage increase in pretax operating earnings over the previous year, before expenses allocated from the U.S. operations, eliminating any currency effect.

The actual 2011 business segment performance measures and the targets and ranges for each incentive performance measure were as follows:

	Aflac U.S. business segment:	Minimum	Target	Maximum
	Percentage increase in new annualized premiums	—	1.0%	5.0%
	Percentage increase in premium income	.5%	1.3%	2.0%
	Percentage increase in premium income minus the percentage
	increase in controllable expenses	-2.0%	—	2.0%
	Percentage increase in pretax operating earnings	—	1.0%	5.0%

	Aflac Japan business segment:
	Percentage increase in new annualized premiums	-2.0%	.5%	3.0%
	Percentage increase in premium income	3.5%	4.3%	5.0%
Actual operating expenses compared to budget	(Yen in millions)	144,850	143,416	141,982
	($ in millions)*	1,817	1,799	1,781
	Percentage increase in pretax operating earnings before expenses
	allocated from the U.S. operations and eliminating any currency effect	8.0%	9.5%	11.0%

*	Yen amounts converted to dollars using the weighted average exchange rate for 2011 of 79.73 yen to the dollar

     Actual performance was determined after the close of the year and presented to the Committee for discussion and approval at its February 2012 meetings. The actual non-equity incentive plan payments to the NEOs are reflected in the 2011 Summary Compensation Table in the column labeled Non-Equity Incentive Plan Compensation.

     The incentive measures described above include statistical and non-GAAP financial measures as more fully described in this and the next paragraph. Our corporate performance measure is based on operating earnings per diluted share, excluding the impact of foreign currency translation, and the achievement of risk-based capital levels as determined on a statutory accounting basis. We define operating earnings per diluted share to be the profit derived from operations before realized investment gains and losses from securities transactions, impairments, and derivative and hedging activities, as well as nonrecurring items, divided by the weighted-average number of shares outstanding for the period plus a number of weighted-average shares to compensate for the dilutive effect of share-based awards. Because foreign exchange rates are outside of management’s control, operating earnings per diluted share is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.

     Aflac U.S. and Aflac Japan segment incentive measures also include statistical and non-GAAP financial measures. For both the U.S. and Japanese segment, we use an industry measure of the increase in total new annualized premium sales, which is the annual premiums on policies sold and incremental annual premiums on policies converted during the reporting period. For Aflac U.S., we use the percentage increase in premium income minus the percentage increase in controllable expenses. Controllable expenses are a component of total acquisition and operating expenses for the U.S. business segment. For Aflac Japan, we compare actual expenses against budgeted operating expenses as a performance measure for the reporting period. For both segments we use the percentage increase in pretax operating earnings. We define pretax operating earnings on a segment basis to be the operating profit derived from operations before realized investment gains and losses from securities transactions, impairments, and derivative and hedging activities as well as nonrecurring items. The percentage increase in pretax operating earnings for the Japan segment is also measured before expenses allocated from the U.S. and currency effects.

     We believe the segment measures described above, along with our corporate level objectives of operating earnings per diluted share and risk-based capital, are among the key incentive factors for our business in terms of creating shareholder value and aligning management’s interests and rewards with those of our shareholders.

     The CEO and CFO recommend to the Committee the specific Company performance objectives and their ranges. In recommending the incentive performance objectives to the Committee, the CEO and CFO take into consideration past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of total new annualized premium sales, budgeted expenses, morbidity, and persistency. This enables the Company to set ranges around most performance objectives.

     The Committee may consider the probability of attainment of each of the various measures. Generally, it is expected that target performance will be attained 50% to 60% of the time, minimum performance attained at least 75% of the time, and maximum performance attained not more than 25% of the time. At its February meeting, the Committee reviews and approves or, if deemed appropriate modifies, the annual incentive goals for the ensuing year.

     The Committee has the discretion to adjust the MIP results related to segment performance measures if it deems that a class of MIP participants would be unduly penalized or rewarded due to the incomparability of the result to the performance measure as determined by the Committee. The Committee did not adjust the MIP results in 2011.

     The performance measures are weighted for the NEOs and all other officer levels of the Company. The intent is to weight them according to how each position can and should influence their outcome. The following table details these relative weightings for each of the NEOs for 2011:

	Weightings of Annual Incentive Measures as Percent of Target Award
Executive	Corporate	U.S. Operations	Japan Operations	Total
Daniel P. Amos	50%	15%	35%	100%
Kriss Cloninger III	50	17	33	100
Paul S. Amos II	25	54	21	100
Tohru Tonoike	25	—	75	100
Joey M. Loudermilk	50	25	25	100

     The following table reflects targets, earned and paid percentages of salary for the non-equity incentive measures based on 2011 performance results for the NEOs:

Executive	Target as Percent of Salary	Earned as Percent of Salary	Paid as Percent of Salary
Daniel P. Amos	200%	313%	260%
Kriss Cloninger III	150	233	194
Paul S. Amos II	120	198	198
Tohru Tonoike	100	154	77	*
Joey M. Loudermilk	80	130	130

*	Includes amounts accrued for a deferred retirement benefit for Mr. Tonoike as more fully described in the 2011 Summary Compensation Table and in the following 2011 Nonqualified Deferred Compensation Table.

     In February, 2012, Mr. Daniel P. Amos and Mr. Kriss Cloninger III voluntarily recommended to the Committee of the Board of Directors that their respective earned annual non-equity awards for 2011 be reduced by 17%. Messrs. Daniel Amos and Cloninger made this recommendation in light of the impact on the Company’s net income and other financial metrics of net realized investment losses associated with the worldwide financial crisis and Aflac’s pro-active investment derisking program that occurred during 2011. After considering various factors, Messrs. Daniel Amos and Cloninger considered 17% to be a reasonable adjustment to their otherwise earned non-equity award. The Committee approved the recommendation. Mr. Amos’ and Mr. Cloninger’s non-equity award for 2011 was reduced by $745,530 and $355,649, respectively. This voluntary reduction is reflected above.

     For additional information about the MIP, please refer to the 2011 Grants of Plan-Based Awards table, which shows the threshold, target, and maximum award amounts payable under the MIP for 2011, and the 2011 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to our NEOs for 2011.

Long-term Equity Incentives

     It is generally the Company’s intent that approximately 50% of the value of long-term incentive compensation to all officers will be provided through stock options, and approximately 50% will be provided through restricted stock awards (either PBRS or TBRS). Section 16 executive officers, which include the NEOs, receive restricted stock in the form of PBRS, while other officers receive TBRS that vest over time without a performance component.

     PBRS awards generally vest only if the recipient of an award remains an employee of the Company for the full three-year performance period and the performance requirement is achieved.

     For PBRS awards that were granted in 2011, the performance period is January 1, 2011 through December 31, 2013. The sole performance measure for determining vesting is based on the achievement of specified risk-based capital ratios as determined on a statutory accounting basis at each calendar year-end over the performance period as more fully described after VIII. This performance measure was selected because of the Company’s belief that capital adequacy is a significant concern for the financial markets and shareholder confidence.

     The Committee adopted performance objectives with a threshold or minimum risk-based capital ratio of 350%, target of 400% and maximum of 450% for each calendar year-end over the three-year performance period. For each calendar year-end, management will earn a PBRS award credit of 50% if the minimum risk-based capital ratio is achieved, 100% credit if target is achieved and 150% if the maximum is achieved. If the risk-based capital ratio ends a year below 350%, no PBRS award credit will be earned for that year. The three-year PBRS award percentage will be the arithmetic average of the PBRS credit earned in each of the three calendar years of the performance period. However, the final PBRS credit will not exceed 100%.

     Most of the Company’s stock option and restricted stock grants are approved by the Committee and made on the day of its February meeting. Stock options are granted with an exercise price equal to 100% of the closing market value of the underlying shares on the grant date. A detailed description of how the CEO’s long-term incentives are determined is provided in Section VIII.

Retirement, Deferral and Savings Plans

     The retirement, deferral and savings plans described below were established in order to provide competitive post-termination benefits for officers and employees of the Company, including the NEOs, in recognition of their long-term service and contributions to the Company.

Defined Benefit Pension Plans

     As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. and Japanese employees, including the NEOs, who satisfy the eligibility requirements, and the Company also maintains nonqualified supplemental retirement plans covering the NEOs.

Executive Deferred Compensation Plan

     The U.S.-based NEOs, in addition to other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). Mr. Daniel Amos is the only U.S.-based NEO that participates in this plan. As more fully described under “Nonqualified Deferred Compensation,” Mr. Tonoike does not participate in the U.S.-based plan, but per his employment agreement defers a portion of his bonus until his retirement. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

401(k) Savings and Profit Sharing Plan

     The Company maintains a tax qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate. The Company will match 50% of the first 6% of eligible compensation that is contributed to the 401(k) Plan. Employee contributions made to the 401(k) Plan are 100% vested. Employees vest in employer contributions at the rate of 20% for each year of service the employee completes. After five years of service, employees are fully vested in all employer contributions.

Other Benefits

     The Company maintains medical and dental insurance, accidental death insurance, cancer insurance, and disability insurance programs for all of its employees, as well as customary vacation, leave of absence, and other similar policies. The NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees.

     In addition, the NEOs are eligible to receive reimbursement for medical examination expenses. For security and time management reasons, certain of the Company’s officers occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board of Directors to be in the best interest of the Company and its business objectives.

VII. Additional Executive Compensation Practices and Procedures

1.	Equity Granting Policies

The February meeting of the Committee is held approximately one to two weeks after the Company’s fiscal year results are released to the public. As a general practice, the Company makes the majority of its equity grants on the date the Board of Directors meets in February, and has done so since 2002. The Company has never engaged in the “backdating” of options. Based on recommendations developed by the CEO and CFO with input from the Consultant, stock options, PBRS and TBRS awards are submitted to the Committee for approval at its February meeting. Option grants are awarded on the date of the meeting, and have a per share exercise price set at the closing price on the date of grant.

The Company may periodically make additional equity grants during the course of the year. However, it is the Company’s policy not to make any equity grants in advance of material news releases. As detailed below in the section labeled “CEO Compensation,” it has also been the Company’s practice to grant the CEO a stock option award in August based on the Company’s performance relative to peers in the prior year. This grant is issued on the date of the relevant Committee meeting, with a per share exercise price set at the closing price on the date of grant.

2.	Stock Ownership Guidelines

The Company established stock ownership guidelines for officers and Board members in 1998. Officers (beginning at the Second Vice President level and above) have four years from date of hire or promotion to reach their respective stock ownership guidelines. The ownership guidelines are defined as stock ownership value as a multiple of salary and are set as follows: CEO, CFO, and President – not less than five times salary; Executive Vice President – not less than three times salary; Senior Vice President/Vice President – not less than two times salary; and Second Vice President – not less than one times salary. Board members must own five times the annual retainer and have five years from the date first elected to the Board to comply with these guidelines. Ownership includes all shares held by the officer or Board member and their spouse as well as vested options. It does not include unvested options and restricted stock. All of the Company’s NEOs have stock ownership that exceeds their ownership guidelines.

3.	Employment Agreements

The Company has employment agreements with the NEOs and certain other executives in key roles. The agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement, and termination for cause or without cause; and resignation by the employee. The agreements also contain termination and related pay provisions in the event of a change in control. In all cases, for the change in control provisions in the employment agreements to apply, there must be both (1) a change in control, as well as (2) a termination by the Company without good cause or a resignation by the executive for good reason. This is commonly referenced as a “double trigger” requirement. Further, the contracts stipulate that the executive may not compete with the Company for prescribed periods following termination of employment or disclose confidential information.

In the case of Mr. Tonoike’s employment agreement, the Company has a unique retirement obligation. For the years 2007 through 2012, the Company is obligated to provide for a special retirement benefit equal to 110% of all amounts actually paid to Mr. Tonoike as performance bonus compensation under the Company’s MIP. This amount is payable upon termination as a lump sum retirement benefit and the annual accrual for this obligation has been included in the non-equity incentive plan compensation column of the Summary Compensation Table and in the Nonqualified Deferred Compensation Table.

4.	Change in Control (“CIC”) Policy and Severance Agreements

The Company has no formal change in control or severance policy. However, as noted above, individual employment agreements generally have provisions related to both CIC and severance.

5.	Compensation Recovery Policy

The Committee has a policy that allows it to review any adjustment or restatement of performance measures and make a determination if adjustments or recoveries of non-equity incentives are necessary. If it is deemed that adjustments or recoveries of non-equity incentives are appropriate, the Committee is charged with determining the amount of recovery and the proper officer group subject to any potential adjustments or recovery.

6.	Certain Tax Implications of Executive Compensation (IRC Section 162(m))

In connection with making decisions on executive compensation, the Committee takes into consideration the provisions of IRC Section 162(m), which limits the deductibility by the Company for federal income tax purposes of certain categories of compensation in excess of $1 million paid to certain executive officers. It is the Company’s policy to maximize the effectiveness of our compensation programs while also taking into consideration the requirements of Section 162(m). In that regard, the Company intends to maintain the flexibility to take actions that it deems to be in the best interests of the Company and its shareholders. Accordingly, although the Company intends to preserve the deductibility of compensation to the extent consistent with the intent and spirit of our overall compensation policy, it reserves the authority to award non-deductible compensation as it deems appropriate.

7.	Accounting and Other Tax Implications of Executive Compensation

The Company has considered the accounting and other tax implications of all aspects of the compensation program for its employees, including the NEOs and other officers. While accounting and other tax considerations do not dictate compensation decisions, the compensation program is designed to achieve the most favorable accounting and other tax treatment consistent with the intent and spirit of the compensation plan design.

8.	Long-term Incentive Fair Value Determinations

A challenging issue for publicly traded companies is how to value long-term incentive awards for grant purposes. Like many companies, we target and express such awards as a percent of salary. We also seek to balance the value of stock options with those of PBRS awarded to executive officers and to balance the value of stock options with those of TBRS awarded to other award recipients. Of particular concern to the Company is how to calculate the value of a stock option.

The predominate valuation model used to value stock options is the Black-Scholes-Merton valuation model. This model considers various assumptions for duration prior to exercise, risk-free interest rate, stock volatility and termination rates. We segregate groups of option holders within the model by exercise patterns to better estimate the value of an option. For example, NEOs and executive officers typically hold their options much longer before exercising them than do non-officer employees.

However, this value changes each year in direct relation to fluctuations in the current market value of the Company’s common shares and changes in pricing assumptions. Therefore, when the share price goes up, so do option grants’ fair value and their strike price, and the number of awarded shares equal to a designated dollar value would decrease. Conversely, if the share price goes down, both the option’s fair value and its strike price go down, and the number of awarded shares would increase. This result seems counterintuitive from a pay-for-performance perspective in that a lower stock price would lead to more options being granted at a lower price and a higher stock price would lead to fewer options being granted at a higher price.

Our solution for grant purposes only is to stabilize the deemed present value of a stock option for a three-year period. We think the use of such a value is more in line with creating long-term shareholder value and pay-for-performance, and allows us to better manage our burn rate (number of shares granted each year divided by the number of common shares outstanding) and budget the number of awarded shares over the life of the share authorization approved by shareholders.

For grants made in years 2007 to 2009, our deemed fair value of a stock option was $13.91. For the three-year period of 2010 to 2012, that price has been revalued to $18.14, but the actual per share exercise price under each option in any event is the closing price of a common share on the day it is granted.

VIII. CEO Compensation

     The Committee is responsible for the review and determination of the CEO’s pay. The Committee has developed and long utilized a methodology for determining CEO compensation that is directly linked to the Company’s comparative performance results. To achieve this linkage, the Consultant annually calculates the Company’s percentile composite performance rank among the peer group of 15 major insurance companies previously identified in this CD&A. The CEO’s total direct compensation for the following calendar year is then determined in accordance with that percentile rank. As a result, the CEO’s compensation varies with the amount determined by reference to the Company’s performance rank among its peers. The following describes in greater detail the process for determining CEO pay:

1.	At its February meeting, the Committee grants the CEO stock options and PBRS with a total present value equal to 60% of his prior year’s long-term equity incentive award. The intent is to make a partial grant in February, and then a “true-up” grant in August once the Company’s percentile performance rank can be determined (as more fully described below).

2.	The Consultant gathers both compensation data for the NEO positions and company performance data from public records for the Company and the group of peer companies. Competitive pay data is gathered for salaries, annual non-equity incentive, cash compensation (salary plus annual non-equity incentive), annualized value of long-term equity incentives, and total direct compensation (cash compensation plus annualized value of long-term equity incentives).

3.	For performance measures, the Consultant collects specific results for the Company and the 15 peer companies on each of 10 performance measures for their most recently completed fiscal year, except for total shareholder return, which is computed using a three-year period ending with the last fiscal year. The performance measures used and their weightings ( ) are:

Revenue Growth (1) Net Income (2) Net Income Growth (1) Premium Income (1) Premium Income Growth (1)	Earnings Per Share Growth (1) Return on Revenues (2) Return on Average Equity (2) Return on Average Assets (2) Total Shareholder Return (4)

Results are sorted for each measure, and the best performer is assigned a ranking of “1” and the lowest performer is assigned a ranking of “16.” The weighted performance ranks for each measure for each company are then summed to determine each company’s overall composite performance score.

4.	The percentile rank that corresponds to each company’s composite performance score is then determined. The Company achieved an overall performance rank of 2nd in 2011 for 2010 results, tied with only one insurer for the second position.

5.	Each company, including Aflac Incorporated, is then ranked on the basis of Total Direct Compensation. For this computation, the highest paid and lowest paid CEOs from the peer group are excluded, which reduces the total sample by two. A pay line is then plotted based on the remaining companies, and the exact pay amount (Total Direct Compensation) that corresponds to the Company’s percentile performance rank is determined.

6.	Once the Total Direct Compensation amount corresponding to the Company’s composite performance percentile is determined, a two-step calculation is performed. First, the CEO’s salary and non-equity incentive award (total cash compensation) for the previous year is deducted from the determined total direct compensation. This calculation results in the gap between market total direct compensation and the CEO’s total cash compensation. The second calculation, which is also used to determine his February stock grants, subtracts 60% of the present value of the annualized long-term equity incentive received in the prior year to determine the remaining gap (“Remaining Gap”). This Remaining Gap determines the equity value the CEO will receive in the August stock option grant.

7.	A second stock option grant is then made at the Committee’s August meeting, with a present value equal to the Remaining Gap, thereby truing up the CEO’s Total Direct Compensation to that which corresponds to the Company’s performance rank. These calculations for determining CEO compensation for 2011 are shown below.

2011 CEO Compensation Determination

$13,939,878	93rd percentile Total Direct Compensation (TDC)
-5,426,761	CEO FY 2010 Total Cash Compensation (TCC)
8,513,117	Gap between Market TDC and CEO TCC
-2,770,924	Feb. 2011 grant of 64,862 PBRS with a value of $42.72 per share
-2,770,924	Feb. 2011 grant of 152,752 stock options with a value of $18.14 per option share
$2,971,269	Remaining Gap
163,797	Number of options with an option value of $18.14 per option share granted August 2011 (value equal to the Remaining Gap)

8.	At its November meeting, the Committee sets the CEO’s salary for the following calendar year and at the February meeting approves the MIP-based non-equity incentive for the preceding year after reviewing the financial results, compared with the performance objectives, and (as noted above) awards the CEO PBRS and a partial grant of stock options.

Using this method, the Company is able to pay the CEO in direct alignment with the Company’s 2010 percentile performance results versus the peer group. It also means that the CEO’s pay will not exceed the Total Direct Compensation amount indicated by the Company’s performance success versus the peer group. Because of the lower Company performance rank for 2011 (versus being tied with one other company for first in 2010), the CEO’s Total Direct Compensation in 2011 decreased by 6% from its 2010 level.

The Company believes it is important for shareholders and other interested parties to note that 2011 was the 14th consecutive year in which this extensive analysis was used to determine the CEO’s total compensation. Reflecting the Company’s lengthy track record of strong financial performance and shareholder returns, the Company ranked either first or second among its peer group in eight of the 14 years. Furthermore, the Company’s average overall percentile performance rank over this 14-year period has been the highest among all peers currently in the analysis.

9.	Executive Performance Peer Group and Financial Metric Changes for 2012

After the most recent executive compensation review in 2011, the Committee requested the Consultant to review and provide perspectives on the current peer group and the performance assessment process (including the metrics and weightings for the CEO’s compensation determination). At the November 2011 Committee meeting, the Consultant’s recommendations were approved. Beginning in 2012, the peer group for the executive compensation policies will change. Aon Corporation will be removed from the peer group because they are an insurance brokerage organization and not an insurance company. MetLife, Principal Financial Group and Humana will be added to the peer group. With these additions, the peer group count has changed from 15 to 17. The Company’s overall performance percentile ranking within the new peer group changes marginally.

Additionally, the performance metrics used in comparison to the peer group will change. The absolute dollars for both Premium Income and Net Income will be removed and a One-year Total Shareholder Return (TSR) comparison with the same metric weighting factor as the Three-year TSR will be added. The weightings currently used for the other metrics were not changed. These changes were analyzed to determine how the Company would have ranked if the alternative peer groups and modified metrics were used. In general, except for 2009 (when the Company’s TSR was lower than most peers), the Company’s ranking did not change more than two positions.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board of Directors to include the CD&A in this Proxy Statement.

Compensation Committee

Robert B. Johnson, Chairman
David Gary Thompson
Robert L. Wright

The following table provides information concerning total compensation earned or paid to our CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers at the end of 2011. These five officers are referred to as our NEOs in this Proxy Statement.

2011 SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary($)(2)	Bonus ($)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)
Daniel P. Amos	2011	1,399,100	—	3,755,510	5,180,415	3,639,949	432,122	220,784	14,627,880
Chairman and CEO	2010	1,378,400	—	3,418,156	6,814,237	4,048,361	82,911	213,118	15,955,183
	2009	1,378,400	—	1,671,833	5,779,519	4,135,200	409,910	216,649	13,591,511

Kriss Cloninger III	2011	896,800	—	1,870,170	1,579,712	1,736,407	1,613,096	109,062	7,805,247
President, CFO, and Treasurer	2010	883,500	—	1,788,280	1,701,773	1,912,601	2,287,480	100,214	8,673,848
	2009	883,500	—	1,145,228	851,785	2,217,939	539,394	92,493	5,730,339

Paul S. Amos II	2011	522,800	—	738,225	533,006	1,034,100	743,755	41,964	3,613,850
President, Aflac and COO Aflac U.S.	2010	515,000	—	705,900	575,342	718,425	345,060	140,932	3,000,659
	2009	515,000	—	486,860	346,270	660,745	398,251	132,499	2,539,625

Tohru Tonoike (1)	2011	771,969	20,000	738,225	533,006	1,250,300	—	187,504	3,501,004
President and COO Aflac Japan	2010	688,554	—	705,900	575,342	1,239,914	—	184,218	3,393,928
	2009	597,925	—	497,925	376,380	1,165,236	—	172,941	2,810,407

Joey M. Loudermilk	2011	526,500	—	442,935	332,571	683,134	498,062	9,969	2,493,171
Executive Vice President,	2010	518,700	—	423,540	358,268	602,211	573,420	9,538	2,485,677
General Counsel, and	2009	518,700	—	287,690	216,818	632,555	533,358	11,719	2,200,840
Corporate Secretary

(1)	Includes payments made to Mr. Tonoike in yen for salary, non-equity incentive plan compensation and some perquisites and converted to dollars by dividing the actual yen denominated payments by the 2011 weighted average exchange rate of 79.73 yen to the dollar.

(2)	Includes $399,100 deferred for Mr. Daniel P. Amos. This amount has been included in the 2011 Nonqualified Deferred Compensation table below.

(3)	In accordance with the SEC's reporting requirements, we report all equity awards at their full grant date fair value in accordance with ASC 718. The Company's valuation assumptions are described in Note 11 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2011. The grant date fair market value for the Company's stock included in the stock and option award columns was $22.13, $40.23, $47.06, $50.89, $57.90 and $39.61 for the grant dates February 10, 2009, August 11, 2009, February 9, 2010, August 10, 2010, February 8, 2011 and August 9, 2011, respectively. Grant date fair market values represent the closing market price on the NYSE on the date of grant. See page 30 for a more detailed discussion of our outstanding equity grants compared to current fair market value.

(4)	As noted above, our CEO and CFO elected to forgo $745,530 and $355,649 of the amounts otherwise payable to them for 2011. The amount reported in this column for Mr. Tonoike has two components. Mr. Tonoike’s earned bonus is paid one half in cash and the other half is increased by 10% and deferred until his retirement date. The total amount has been included in the Summary Compensation Table and the deferred amount, including the 10% addition, has been included in the 2011 Nonqualified Deferred Compensation table below.

(5)	No amount in this column is attributable to above market earnings on deferred compensation.

(6)	Additional information regarding all other compensation is provided in the “All Other Compensation” or “Perquisites” tables following.

(7)	Base salary is typically the smallest component of total compensation for the NEOs as the majority of their total compensation is based on performance awards on a cash and equity basis. Base salaries (including deferrals) as a percent of total compensation for Messrs. Daniel Amos, Cloninger, Paul Amos, Tonoike and Loudermilk for 2011 were approximately 10%, 12%, 15%, 22% and 21%, respectively.

     The following table identifies the amount of each item included for 2011 in the All Other Compensation column in the preceding Summary Compensation Table.

2011 ALL OTHER COMPENSATION

Name	Perquisites and Other Personal Benefits ($)(1)	Insurance Premiums ($)	Company Contribution to 401(k) Plan ($)	Renewal Commissions from Previous Job ($)(2)	Total ($)
Daniel P. Amos	209,870	3,564	7,350	—	220,784
Kriss Cloninger III	98,148	3,564	7,350	—	109,062
Paul S. Amos II	6,836	564	7,350	27,214	41,964
Tohru Tonoike	186,045	1,459	—	—	187,504
Joey M. Loudermilk	—	2,730	7,239	—	9,969

(1)	Perquisites are more fully described in the Perquisites table below.

(2)	Amounts are for earned renewal sales commissions before expenses on Aflac U.S. products sold before the NEO became an employee.

     The following table identifies the incremental cost to the Company of each perquisite included for 2011 in the All Other Compensation table above.

2011 PERQUISITES

Name	Personal Use of Company Aircraft ($)(1)	Security Services ($)(2)	Other ($)(3)	Total Perquisites and Other Personal Benefits ($)(4)
Daniel P. Amos	11,619	198,251	—	209,870
Kriss Cloninger III	79,497	16,905	1,746	98,148
Paul S. Amos II	993	4,534	1,309	6,836
Tohru Tonoike (5)	—	1,846	184,199	186,045
Joey M. Loudermilk	—	—	—	—

(1)	Incremental cost for the personal use of corporate aircraft includes the following: direct fuel costs and an allocation for maintenance charges, landing fees, handling and catering, and when necessary, any additional crew expenses such as transportation, lodging and meals. The personal use of corporate aircraft has been authorized by the Company’s Board of Directors for security reasons and to maximize the effectiveness of the executives’ time. Included in the amount reported for Mr. Cloninger is $18,750 for attending outside Board of Directors meetings for a Board on which he serves.

(2)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring and maintenance fees.

(3)	Amounts included in the Other column for Messrs. Cloninger and Paul Amos are charges for the use of Company automobile transportation. The amount included in the other column for Mr. Tonoike includes the cash cost to the Company for the cost of a leased car, driver compensation and related expenses.

(4)	The Company did not gross up for tax purposes any of the perquisites described in this table.

(5)	The amounts reported for Mr. Tonoike for Security Services and Other were paid in yen and converted to dollars by dividing the yen payment by the average 2011 exchange rate of 79.73 yen to the dollar.

     The following table provides information with respect to the 2011 grants of plan-based awards for the NEOs.

2011 GRANTS OF PLAN-BASED AWARDS

								All Other
								Option
								Awards:	Exercise	Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Number of	or	Fair Value
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Securities	Base Price	of Stock
								Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)
Daniel P. Amos	2/8/2011							152,752	57.90	2,988,287
	2/8/2011				32,431	64,862	64,862			3,755,510
	8/9/2011							163,797	39.61	2,192,128
	N/A	1,399,100	2,798,200	5,596,400
Kriss Cloninger III	2/8/2011							80,750	57.90	1,579,712
	2/8/2011				16,150	32,300	32,300			1,870,170
	N/A	672,600	1,345,200	2,690,400

Paul S. Amos II	2/8/2011							28,050	57.90	533,006
	2/8/2011				6,375	12,750	12,750			738,225
	N/A	313,680	627,360	1,254,720

Tohru Tonoike	2/8/2011							28,050	57.90	533,006
	2/8/2011				6,375	12,750	12,750			738,225
	N/A	385,985	771,969	1,543,938

Joey M. Loudermilk	2/8/2011							17,000	57.90	332,571
	2/8/2011				3,825	7,650	7,650			442,935
	N/A	210,600	421,200	842,400

(1)	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the achievement of certain performance goals approved by the Compensation Committee. With respect to each Company performance goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid for each performance goal (generally 50%, 100%, and 200% of base salary, respectively). Base salary is typically the smallest component of total compensation for the NEOs, as the majority of their total compensation is based on performance awards on a cash and equity basis.

(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards reflect the number of PBRS, with restrictions that will lapse upon the attainment of performance goals in each award agreement as set by the Compensation Committee. Awards vest on the third anniversary of the award, based on the attainment of the three-year cumulative target performance goal for risk-based capital ratios of Aflac. Each year a credit will be earned with a minimum of 50% and maximum of 150% as measured at each year-end. The final award will be the arithmetic average of the credit earned each year with a maximum payout not to exceed 100%. All NEOs possess the same rights as all other employees receiving PBRS, such as all incidents of ownership with respect to the shares, including the right to vote such shares. The dividends accrued on the award shares will be reinvested in the Company’s Common Stock at the same dividend rate as other holders of Company Common Stock and held as additional restricted shares in the book entry account subject to the same terms and conditions attributable to the original grant, until such time as all restrictions have lapsed on the shares of Company Common Stock with respect to which the original dividend was accrued.

     The following table provides information with respect to the equity awards outstanding at the 2011 fiscal year-end for the NEOs.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards

							Equity
							Incentive	Equity
		Number of	Number of				Plan	Incentive
		Securities	Securities				Awards:	Plan Awards:
		Underlying	Underlying				Number of	Market or
		Unexercised	Unexercised				Unearned	Payout Value
		Options	Options				Shares,	of Unearned
		(#)	(#)				Units	Shares, Units
							or Other	or Other
				Option		Stock	Rights That	Rights That
	Option			Exercise	Option	Award	Have Not	Have Not
	Grant			Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)(1)	($)(2)
Daniel P. Amos	02/11/03	663,692		31.4650	02/11/13
	08/12/03	325,000		31.7050	08/12/13
	02/10/04	221,349		40.4250	02/10/14
	08/10/04	255,882		38.3200	08/10/14
	02/08/05	143,169		38.7500	02/08/15
	08/09/05	289,405		43.6650	08/09/15
	02/14/06	172,723		47.2500	02/14/16
	08/08/06	209,527		43.0700	08/08/16
	02/13/07	160,387		47.8400	02/13/17
	08/14/07	107,707		52.5900	08/14/17
	02/12/08	128,541		61.8100	02/12/18
	08/12/08	261,952		55.7200	08/12/18
	02/10/09	155,712		22.1300	02/10/19
						02/10/09	82,504	3,569,123
	08/11/09	324,915		40.2300	08/11/19
	02/09/10	146,386		47.0600	02/09/20
						02/09/10	76,388	3,304,545
	08/10/10	216,402		50.8900	08/10/20
	02/08/11		152,752	57.9000	02/08/21
						02/08/11	66,643	2,882,976
	08/09/11		163,797	39.6100	08/09/21

Kriss Cloninger III	02/11/03	100,000		31.4650	02/11/13
	08/10/04	100,000		38.3200	08/10/14
	02/08/05	80,000		38.7500	02/08/15
	08/09/05	60,000		43.6650	08/09/15
	02/14/06	80,000		47.2500	02/14/16
	08/08/06	50,000		43.0700	08/08/16
	02/13/07	95,000		47.8400	02/13/17
	02/12/08	104,000		61.8100	02/12/18
						02/10/09	56,516	2,444,882
	02/09/10	95,000		47.0600	02/09/20
						02/09/10	39,964	1,728,843
	02/08/11		80,750	57.9000	2/8/2021
						02/08/11	33,187	1,435,670

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards

							Equity
							Incentive	Equity
		Number of	Number of				Plan	Incentive
		Securities	Securities				Awards:	Plan Awards:
		Underlying	Underlying				Number of	Market or
		Unexercised	Unexercised				Unearned	Payout Value
		Options	Options				Shares,	of Unearned
		(#)	(#)				Units	Shares, Units
							or Other	or Other
				Option		Stock	Rights That	Rights That
	Option			Exercise	Option	Award	Have Not	Have Not
	Grant			Price	Expiration	Grant	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Date	(#)(1)	($)(2)
Paul S. Amos II	02/08/05	40,000		38.7500	02/08/15
	02/14/06	25,000		47.2500	02/14/16
	02/13/07	25,000		47.8400	02/13/17
	02/12/08	38,000		61.8100	02/12/18
	02/10/09		46,000	22.1300	02/10/19
						02/10/09	24,026	1,039,365
	02/09/10		33,000	47.0600	02/09/20
						02/09/10	15,775	682,427
	02/08/11		28,050	57.9000	02/08/21
						02/08/11	13,100	566,706

Tohru Tonoike	02/13/07	25,000		47.8400	02/13/17
	02/12/08	40,000		61.8100	02/12/18
	02/10/09		50,000	22.1300	02/10/19
						02/10/09	24,572	1,062,985
	02/09/10		33,000	47.0600	02/09/20
						02/09/10	15,775	682,427
	02/08/11		28,050	57.9000	02/08/21
						02/08/11	13,100	566,706

Joey M. Loudermilk	08/13/02	46,730		30.5750	08/13/12
	02/11/03	36,822		31.4650	02/11/13
	08/10/04	40,000		38.3200	08/10/14
	02/08/05	25,000		38.7500	02/08/15
	02/14/06	25,000		47.2500	02/14/16
	02/13/07	25,000		47.8400	02/13/17
	02/12/08	26,000		61.8100	02/12/18
	02/10/09	28,000		22.1300	02/10/19
						02/10/09	14,197	614,162
	02/09/10	20,000		47.0600	02/09/20
						02/09/10	9,465	409,456
	02/08/11		17,000	57.9000	02/08/21
						02/08/11	7,860	340,024

(1)	Includes dividend shares accumulated as of December 31, 2011 for PBRS awards granted on February 10, 2009, February 9, 2010 and February 8, 2011, respectively of 6,958, 3,754 and 1,781 for Mr. Daniel Amos; 4,766, 1,964 and 887 for Mr. Cloninger; 2,026, 775 and 350 for Mr. Paul Amos; 2,072, 775 and 350 for Mr. Tonoike; 1,197, 465 and 210 for Mr. Loudermilk.

(2)	Based on the per share closing price of our Common Stock of $43.26 as of December 31, 2011.

Grant Date	Options Vesting Schedule
02/10/09	100% vesting on the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Loudermilk
100% vesting on the third anniversary of the option for Messrs. Paul Amos and Tonoike
08/11/09	100% vesting on the first anniversary of the option for Mr. Daniel Amos
02/09/10	100% vesting on the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Loudermilk
100% vesting on the third anniversary of the option for Messrs. Paul Amos and Tonoike
08/10/10	100% vesting on the first anniversary of the option for Mr. Daniel Amos
02/08/11	100% vesting on the first anniversary of the option for Messrs. Daniel Amos, Cloninger, and Loudermilk
100% vesting on the third anniversary of the option for Messrs. Paul Amos and Tonoike
08/09/11	100% vesting on the first anniversary of the option for Mr. Daniel Amos

Stock Award
Grant Date	Stock Award Vesting Schedule
02/10/09, 02/09/10 & 02/08/11	Graded vesting on the third anniversary of the award based on the attainment of the three-year cumulative target performance goal for risk-based capital ratios of Aflac. Each year a credit will be earned with a minimum of 50% and maximum of 150% as measured at each year-end. The final award will be the arithmetic average of the credit earned each year with a maximum payout not to exceed 100%.

     The following table provides information with respect to options exercised and stock awards vested during 2011 for each of the NEOs.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Daniel P. Amos	356,362	9,542,968	40,837	2,328,877
Kriss Cloninger III	110,000	3,898,400	33,523	1,911,817
Paul S. Amos II	—	—	11,895	678,372
Tohru Tonoike	—	—	10,814	616,665
Joey M. Loudermilk	—	—	8,651	493,367

PENSION BENEFITS

     The Company maintains tax-qualified, noncontributory defined benefit pension plans that cover the NEOs other than Mr. Tonoike, and it also maintains nonqualified supplemental retirement plans covering the NEOs other than Mr. Tonoike, as described below. Mr. Tonoike participates in a defined benefit plan maintained in Japan specific to the terms of his employment agreement. The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements under certain termination events, such as termination following a change-in-control or termination without cause. Messrs. Daniel Amos, Cloninger, and Loudermilk are eligible to receive immediate retirement benefits. For Mr. Daniel Amos, retirement benefits fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers, and for Messrs. Cloninger, Paul Amos and Loudermilk, retirement benefits fall under the U.S. tax-qualified plan and the Supplemental Executive Retirement Plan.

Qualified Defined Benefit Pension Plan

     The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U. S.-based employees. Benefits under the Plan are calculated in accordance with the following formula: 1% of average final monthly compensation multiplied by years of credited service (not in excess of 25 years), plus .5% of average final monthly compensation multiplied by the number of years of credited service in excess of 25 years. For purposes of the Plan, final average monthly compensation is deemed to be the participant’s highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation means salary and non-equity incentive plan compensation. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65. A participant may also be eligible for full retirement benefits when the participant’s years of credited service plus attained age equals or exceeds 80. Participants with at least 15 years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55.

     The benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits may be paid monthly over the life of the participant (with joint and survivor options available at actuarially reduced rates). The maximum annual retirement benefit was limited, in accordance with IRC Section 415, to $195,000 for 2011. The maximum annual compensation that may be taken into account in the calculation of retirement benefits was limited, in accordance with IRC Section 401(a)(17), to $245,000 for 2011. These limitation amounts for future years will be indexed for cost-of-living adjustments.

     Benefits under the Japanese retirement plan are based on a point system. Eligible employees accumulate points over their respective service periods based on job grades. At retirement, the total points accumulated are multiplied by a unit price per point of 8,500 yen and then adjusted for years of service with the Company.

Supplemental Executive Retirement Plan

     The Company’s Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Mr. Cloninger, Mr. Paul Amos, and Mr. Loudermilk participate in the Company’s SERP. Participation in the SERP is limited to certain key employees of the Company as periodically designated by the Compensation Committee. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. To be eligible to receive benefits under the SERP, participants who began participating in the SERP after August 11, 1992, also must complete at least 15 years of employment with the Company or a subsidiary and participate in the SERP for at least five years.

     The SERP includes a four-tiered benefit formula that provides for a benefit based on average final compensation. The benefit is 40% upon retirement between the ages of 55 and 59, a 50% benefit upon retirement between the ages of 60 and 64, and a 60% benefit upon retirement for ages 65 and over. A reduced 30% benefit is available to participants with at least 15 years of service who terminate employment prior to age 55. During the February 2012 Compensation Committee meeting, it was approved to amend the SERP to change the final compensation definition to represent final compensation earned (base salary and non-equity incentive plan compensation earned for a calendar year rather than the amount paid) to be consistent with the Retirement Plan for Senior Officers.

     Benefits are generally payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced benefits during his or her lifetime. In that case, after his or her death, the surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. The benefit formula computes benefits using the average annual compensation for the three consecutive calendar years out of the final 10 consecutive calendar years of employment that yield the highest average. Average final compensation is calculated using “Annual Compensation,” which as noted above, is defined to include both base salary and non-equity incentive plan compensation earned for a calendar year. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.

Retirement Plan for Senior Officers

     The CEO participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation for the first 12 months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation, or 54% of such compensation with 50% of such amount to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either the compensation paid during the last 12 months of active employment with the Company or the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus non-equity incentive award earned.

     Generally, no benefits are payable until the participant accumulates 10 years of credited service at age 60, or 20 years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service. The CEO is currently the only active employee participating in the RPSO, and he has 38 years of credited service, meaning he is fully vested for retirement benefits. The RPSO was frozen for participation purposes on January 1, 2009 and no new participants will be added to the Plan.

     All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.

     The following table relates to the foregoing plans and presents information determined as of December 31, 2011.

PENSION BENEFITS

		Number of	Present Value	Change	Payments
		Years Credited	of Accumulated	from Prior	During Last
		Service	Benefit	Year	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)	($)
Daniel P. Amos	Retirement Plan for Senior Officers	38	50,493,233	343,520	—
	Aflac Incorporated Defined Benefit Pension Plan	38	1,026,200	88,602	—

Kriss Cloninger III	Supplemental Executive Retirement Plan	20	15,224,390	1,549,730	—
	Aflac Incorporated Defined Benefit Pension Plan	20	581,087	63,366	—

Paul S. Amos II	Supplemental Executive Retirement Plan	7	1,909,996	708,170	—
	Aflac Incorporated Defined Benefit Pension Plan	7	101,585	35,585	—

Tohru Tonoike	Aflac Japan Defined Benefit Pension Plan	5	—	—	—

Joey M. Loudermilk	Supplemental Executive Retirement Plan	28	5,168,940	417,636	—
	Aflac Incorporated Defined Benefit Pension Plan	28	878,126	80,426	—

(1)	Assumed retirement age for all calculations was the earliest retirement age for unreduced benefits. Assumptions used to calculate pension benefits are more fully described in Note 13, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2011.

NONQUALIFIED DEFERRED COMPENSATION

     The following 2011 Nonqualified Deferred Compensation table shows, for Mr. Daniel Amos, Company contributions to and earnings and account balances under the Aflac Incorporated Executive Deferred Compensation Plan, an unfunded, unsecured deferred compensation plan. The table also includes the amount contributed and the year-end accrued balance in dollars for a deferred retirement obligation for Mr. Tonoike. Mr. Tonoike does not participate in the EDCP but the Company is obligated to accrue a deferred retirement benefit under the terms of his employment agreement.

2011 NONQUALIFIED DEFERRED COMPENSATION

Aggregate
			Earnings		Aggregate
	Executive	Registrant	(Loss) in	Aggregate	Balance at Last
	Contributions in	Contributions in	Last Fiscal	Withdrawals/	Fiscal Year-
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	End
Name	($)	($)(1)	($)(2)	($)	($)
Daniel P. Amos	—	399,100	(174,544)	—	2,297,964
Kriss Cloninger III	—	—	—	—	—
Paul S. Amos II	—	—	—	—	—
Tohru Tonoike	—	654,919	—	—	2,415,892
Joey M. Loudermilk	—	—	—	—	—

(1)	The $399,100 deferred for Mr. Daniel Amos has been included in the 2011 Summary Compensation Table for the current year. Additionally, previous years deferrals included in the Aggregate Balance column were reported as compensation in prior periods. The amount reported for Mr. Tonoike has been included in the non-equity incentive plan column in the 2011 Summary Compensation Table; this amount is based on 110% of the amount earned under the Company’s MIP each year and is payable as a lump sum upon retirement.

(2)	The Company does not pay or credit above market earnings on amounts deferred by executives.

     The EDCP allows certain U.S.-based officers, including the NEOs other than Mr. Tonoike (the “Participants”), to defer up to 75% of their base salaries and up to 100% of their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine from year to year.

     The EDCP is subject to the requirements of Section 409A of the IRC. The Company amended the EDCP document to conform to Section 409A’s requirements in December 2009. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005, as applicable.

     In addition to amounts that Mr. Daniel Amos elected to defer and amounts of discretionary contributions the Company credited to his account, the amounts in the Aggregate Balance column include investment earnings (and losses) determined under the phantom investments described below. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Company Common Stock. The array of available investment options changes from time to time. As of December 31, 2011, Participants could choose from among several different investment options, including domestic and international equity, income, short-term investment and blended funds. Participants can change their investment selections daily (unless prohibited by the fund or trading restrictions on Company Common Stock) by contacting the EDCP’s third-party recordkeeper in the same manner that applies to participants in the 401(k) Plan.

     Each fiscal year, when Participants elect to defer compensation under the EDCP, they also may elect the timing and form of their future distributions attributable to those deferrals, with a separate election permitted for each type deferral (i.e., salary, non-equity incentive award, stock option, or restricted stock award deferral). Under this process, each Participant may elect for distributions attributable to deferrals either to be made or begin in a specific year (whether or not employment has then ended) or at a time that begins six months after the Participant’s termination of employment. Each Participant may elect for any distribution to be made in a lump sum or in up to 10 annual installments. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

     A Participant may delay the timing and form of his or her distributions attributable to his or her deferrals as long as the change is made at least 12 months before the initial distribution date. With respect to non-grandfathered amounts, new elections must satisfy the requirements of Section 409A. In general, Section 409A requires that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.

     Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

     The Company has employment agreements with each of the NEOs. The agreements are substantially similar in nature and contain provisions relating to termination, disability, death and changes in control of the Company. Mr. Daniel Amos, in the fourth quarter of 2008, decided to voluntarily forgo certain “golden parachute” and other severance components in his employment agreement (the provisions providing for special payments in connection with a change in control of the Company or other termination of employment). The elimination of these potential payments to Mr. Daniel Amos has been reflected in the following 2011 Potential Payments Upon Termination or Change in Control table. For the remaining NEOs, the Company remains obligated to continue compensation and benefits to the NEO for the scheduled term of the agreement if the employment of the NEO is terminated by the Company without “good cause.” If the NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the NEO is entitled to benefits under the RPSO or SERP if the termination is not for “good cause”). “Good cause” generally means (i) the willful failure by the NEO to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the NEO causing substantial injury to the Company, or (iii) the conviction or plea of guilty by the NEO of a felony crime involving moral turpitude. “Good reason” is defined to include a breach of the agreement, a diminution or change in the NEO’s title, duties, or authority, or a relocation of the Company’s principal offices. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” the NEO is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreements provide that compensation and benefits continue for certain specified periods in the event that the NEO becomes totally disabled. Upon the death of the NEO, his estate is to be paid an amount, payable over a three-year period, equal to the NEO’s base salary and any non-equity incentive award actually paid during the last three years of his life.

     Upon a “change in control” of the Company, the employment agreements are extended for an additional three-year period. If, following a change in control, the NEO’s (with the exception of Mr. Daniel Amos) employment with the Company is terminated by the Company without “good cause,” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement).

     A “change in control” is generally deemed to occur when (i) a person or group acquires beneficial ownership of 30% or more of the Company’s Common Stock; (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company, or certain merger and consolidation transactions.

     Under the employment agreements of Messrs. Cloninger, Paul Amos, and Loudermilk, each is a participant in the SERP but not the RPSO. Under the SERP, in the event that a participant’s employment with the Company is terminated within two years after a “change in control” of the Company other than for death, disability or cause, or a participant terminates his employment during such period for “good reason,” the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which he would have been entitled had he remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” shall generally occur under the same circumstances described in the paragraph above. “Cause” for this purpose generally means (i) the participant’s willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board or (ii) the willful engaging by the participant in conduct materially injurious to the Company. “Good reason” is defined for this purpose to include various adverse changes in employment status, duties, and/or compensation and benefits following a “change in control.” Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment. The amounts shown assume in all cases that the termination was effective on December 31, 2011, and therefore include amounts earned through such time and estimates of the amounts which would be paid to the NEOs upon their termination. Due to the number of factors that affect the nature and amount of any benefits under the various termination scenarios, actual amounts paid or distributed may be different. Messrs. Daniel Amos, Cloninger, and Loudermilk are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information about these benefits.

     As noted in the table that follows, the benefits provided and requirements imposed vary with the circumstances under which the termination occurs.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Before Change in Control
		Company
		Termination		Voluntary				Change in
		without “Good	Company	Termination	Voluntary			Control Termination
		Cause” or by	Termination	without “Good	Termination			without “Good
		employee for	for “Good	Reason” and	with			Cause” or for
		“Good Reason”	Cause”	no competition	competition	Death	Disability	“Good Reason”
Name	Benefit	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)
Daniel P. Amos	Salary	—	—	—	—	4,155,900	2,098,650	—
	Non-equity
	Incentive Award (8)	—	—	—	—	11,823,510	9,099,873	—
	Severance	—	—	—	—	—	—	—
	Retirement (9)	(12)	1,026,200	(12)	(12)	28,878,282	(12)	(12)
	EDCP	(13)	(13)	(13)	(13)	(13)	(13)	(13)
	Health & Welfare
	Benefits (10)	354,000	—	356,000	356,000	275,000	359,000	359,000
	Stock Options &
	Awards (11)	10,354,503	—	10,354,503	—	10,354,503	10,354,503	10,354,503
	Life Insurance	—	—	—	—	500,000	—	—
	Totals (14)	64,525,900	3,324,164	64,527,900	54,173,397	58,285,159	75,729,423	64,530,900

Kriss Cloninger III	Salary	1,980,433	—	—	—	2,663,800	1,345,200	—
	Non-equity
	Incentive Award (8)	5,570,972	1,736,407	1,736,407	—	5,866,947	4,341,018	1,736,407
	Severance	—	—	—	—	—	—	7,899,621
	Retirement (9)	(12)	(12)	(12)	581,087	9,061,221	(12)	(12)
	Health & Welfare
	Benefits (10)	60,000	—	56,000	—	—	58,000	58,000
	Stock Options &
	Awards (11)	5,609,395	—	—	—	5,609,395	5,609,395	5,609,395
	Life Insurance	—	—	—	—	500,000	—	—
	Totals (14)	29,026,277	1,736,407	17,597,884	581,087	23,701,363	27,159,090	31,108,900

		Before Change in Control
		Company
		Termination		Voluntary				Change in
		without “Good	Company	Termination	Voluntary			Control Termination
		Cause” or by	Termination	without “Good	Termination			without “Good
		employee for	for “Good	Reason” and	with			Cause” or for
		“Good Reason”	Cause”	no competition	competition	Death	Disability	“Good Reason”
Name	Benefit	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)
Paul S. Amos II	Salary	1,045,600	—	—	—	1,552,800	784,200	—
	Non-equity Incentive
	Award (8)	3,102,300	1,034,100	1,034,100	—	2,413,270	2,585,250	1,034,100
	Severance	—	—	—	—	—	—	4,670,700
	Retirement (9)	—	—	—	—	49,675	—	—
	Health & Welfare
	Benefits (10)	23,000	—	—	—	—	18,000	35,000
	Stock Options &
	Awards (11)	3,260,478	—	—	—	3,260,478	3,260,478	3,260,478
	Life Insurance	—	—	—	—	500,000	—	—
	Totals (14)	7,431,378	1,034,100	1,034,100	—	7,776,223	8,659,509	11,011,859

Tohru Tonoike	Salary	771,969	—	—	—	2,058,448	1,157,954	—
	Non-equity Incentive
	Award (8)	2,500,600	1,250,300	1,250,300	—	3,655,450	3,125,750	1,250,300
	Severance	—	—	—	—	—	—	6,066,807
	Retirement (9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	EDCP	(13)	(13)	(13)	(13)	(13)	(13)	(13)
	Health & Welfare
	Benefits (10)	—	—	—	—	—	—	—
	Stock Options &
	Awards (11)	3,368,618	—	—	—	3,368,618	3,368,618	3,368,618
	Life Insurance	—	—	—	—	674,929	—	—
	Totals (14)	9,057,079	3,666,192	3,666,192	2,415,892	12,173,337	10,068,214	13,101,617

Joey M. Loudermilk	Salary	1,404,000	—	—	—	1,563,900	789,750	—
	Non-equity Incentive
	Award (8)	2,504,825	683,134	683,134	—	1,917,900	1,707,835	683,134
	Severance	—	—	—	—	—	—	3,628,902
	Retirement (9)	(12)	878,126	(12)	878,126	2,933,818	(12)	(12)
	Health & Welfare
	Benefits (10)	123,000	—	126,000	—	—	127,000	127,000
	Stock Options &
	Awards (11)	1,363,642	—	1,363,642	—	1,363,642	1,363,642	1,363,642
	Life Insurance	—	—	—	—	500,000	—	—
	Totals (14)	11,422,533	1,561,260	8,219,842	878,126	8,279,260	10,035,293	11,849,744

(1)	Salary and non-equity incentive award would be paid semi-monthly for the contract term, with the exception of Mr. Daniel Amos, who voluntarily gave up his right to such salary and non-equity incentive payments. All health and welfare benefits would continue for the remainder of the contract term.

(2)	Termination for good cause eliminates the salary and non-equity incentive award obligation for the remainder of the contract period and the executive forfeits his participation in any supplemental retirement plan.

(3)	Voluntary termination by the executive without good reason eliminates the salary and non-equity incentive award obligations for the remainder of the contract term.

(4)	If the executive leaves the Company to go into direct competition, they would receive only vested benefits.

(5)	Upon death, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award for the previous 36 months of his life. Additionally, retirement benefits in this column reflect the present value of the accumulated benefit obligation for a surviving spouse annuity.

(6)	Any actual Company paid disability benefits would be offset by the maximum annual amount allowed ($96,000) under the Company sponsored disability income plan for all executives except for Mr. Tonoike.

(7)	Termination after a change in control entitles the executive to a lump-sum severance payment of three times the sum of: (i) the executive’s annual base salary in effect immediately prior to the change in control, and (ii) the higher of the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control.

(8)	The non-equity incentive award amounts on this line include in all instances, except for termination with competition, the 2011 non-equity incentive award that was paid to the NEOs in February 2012.

(9)	Retirement benefits expressed in dollars and disclosed in certain columns of this table relate to termination events where the executive would receive a benefit different from that disclosed in the Pension Benefits table. Generally, the termination events resulting in a payment in lieu of the amount disclosed in the Pension Benefits table are termination for “good cause” and death, except for Mr. Paul Amos, who has less than the required years of credited service to qualify for certain pension benefits.

(10)	Represents the estimated lump sum present value of all premiums that would be paid for applicable health and welfare plan benefits.

(11)	Represents the estimated value of accelerated vesting of stock options and awards. The value for stock options and awards was determined as follows: for stock options, the excess of the closing price on the NYSE on the last business day of the year over the option exercise price multiplied by the number of unvested option shares; for stock awards, the number of unvested stock awards multiplied by the same closing price used for options.

(12)	See the Pension Benefits section in this Proxy Statement, including the table that details the accumulated benefit obligation for the executives.

(13)	See the Nonqualified Deferred Compensation section in this Proxy Statement, including the table that details deferred compensation balances for the executives.

(14)	Totals were calculated to present a full walk-away value and include salary, non-equity incentive award, severance where applicable, the present value of the NEO’s accumulated benefit under all retirement plans as presented above in the Pension Benefits table or as a surviving spouse benefit in the death column, the value of nonqualified deferred compensation as presented in the 2011 Nonqualified Deferred Compensation table, the present value of any health and welfare benefits, the value of long-term equity incentives that would accelerate vesting, and life insurance proceeds payable upon death.

DIRECTOR COMPENSATION

     Directors who also serve as officers of the Company or its subsidiaries are not entitled to compensation as Board members. The Non-employee Directors receive $100,000 annually for service as such. Each Non-employee Director also receives $3,000 for attendance at each meeting of the Board of Directors. A Non-employee Director serving on the Audit Committee receives an additional $10,000 annually for that service. In addition, the chairmen of the Compensation Committee, Audit Committee, Corporate Governance Committee and Finance & Investment Committee receive additional annual fees of $10,000, $15,000, $10,000 and $10,000, respectively. From time to time the Board may create a Special Purpose Committee made up of Non-employee Directors; remuneration for service on these committees is determined by the Compensation Committee.

     In August 2011, the Compensation Committee approved for the chairman of the Finance & Investment Committee to receive an additional annual fee of $10,000.

     When a Non-employee Director first joins the Board of Directors, he or she is granted an award of nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof with a value as determined by the Board of Directors, not in excess of the value of a nonqualified stock option covering an aggregate of 10,000 shares of Common Stock. In the following calendar year, and for each year thereafter, each Non-employee Director may, at the discretion of the Board, receive nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof with a dollar value to approximate $100,000 based upon the most current Black-Scholes-Merton three year period valuation price of option shares as determined by the Consultant. If the Board grants stock options, it may permit Non-employee Directors to elect to receive restricted stock in lieu thereof. In 2011, 9 of 12 Non-employee Directors received nonqualified stock options covering 5,513 shares of Common Stock, and the remaining three elected to receive all restricted stock. The exercise price for the stock options is the closing market price of the Common Stock on the date of grant. Options granted to each Non-employee Director become exercisable under the terms and conditions as determined by the Board of Directors at the date of grant. Grants of options made to Non-employee Directors in 2011 become exercisable in equal installments on each of the next four anniversaries of the date of the option, and restricted stock awards issued in 2011 become vested on the fourth anniversary of the date of the award, if the Non-employee Director continues to be a Director through such date. However, upon cessation of service by reason of retirement, a Non-employee Director becomes immediately vested in all outstanding stock options and awards that have not yet expired, as long as the Non-employee Director has completed at least one full year of vesting. A Non-employee Director becomes 100% vested in options and stock awards upon cessation of service by reason of death, disability or change in control.

     Non-employee Directors, with the exception of those who are or within one year will become retirement eligible, may elect to have all or a portion of their Board annual retainer and/or meeting fees paid in the form of immediately vested nonqualified stock options, restricted stock that vests upon four years of continued service, or a combination thereof as determined by the Board of Directors. In 2011, none of the Non-employee Directors made such an election.

     The following table identifies each item of compensation paid to Non-employee Directors for 2011.

2011 DIRECTOR COMPENSATION

				Change
				in Pension
				Value and
				Nonqualified
	Fees Earned			Deferred
	or			Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
Name (1)	$	($)(2)	($)(3)	($)(4)	($)(5)	$
Takuro Yoshida	112,000	—	69,042	—	—	181,042
Michael H. Armacost	116,200	—	69,042	—	1,081	186,323
Elizabeth J. Hudson	115,000	—	69,042	—	1,081	185,123
Douglas W. Johnson	125,000	—	69,042	—	1,081	195,123
Robert B. Johnson	125,000	100,015	—	—	1,081	226,096
Charles B. Knapp	135,000	—	69,042	4,018	1,081	209,141
Barbara K. Rimer, DrPH	115,000	—	69,042	—	1,081	185,123
Marvin R. Schuster	135,000	—	69,042	—	1,081	205,123
David Gary Thompson	115,000	100,015	—	—	1,081	216,096
Robert L. Wright	140,000	100,015	—	—	1,081	241,096
John Shelby Amos II	112,000	—	69,042	40,963	2,970,530	3,192,535
E. Stephen Purdom, M.D.	115,000	—	69,042	—	438	184,480
Joe Frank Harris	36,333	—	—	31,449	1,189	68,971

(1)	Daniel Amos, Chairman and CEO; Paul Amos II, President, Aflac and COO, Aflac U.S.; and Kriss Cloninger III, President, CFO, and Treasurer, are not included in the table, as they are employees of the Company and thus do not receive compensation for their services as Directors. The compensation received by Messrs. Daniel Amos, Paul Amos, and Cloninger as employees of the Company is shown in the Summary Compensation Table.

(2)	This column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2011 fiscal year for the fair value of restricted stock granted in 2011. The fair values of the awards granted in 2011 were calculated using the closing stock price on the date of grant of $39.61. Each Non-employee Director may elect, in the year prior to the grant, to convert all or a portion of any annual stock option grant to restricted stock based upon a conversion formula approved by the Board of Directors. As of December 31, 2011, each Non-employee Director had the following number of outstanding stock awards that will vest upon the fourth anniversary of the awards: Robert B. Johnson, 2,565; David Gary Thompson, 2,565 and Robert L. Wright, 2,565.

(3)	In accordance with SEC’s reporting requirements, this column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2011 stock option grants. The Company's valuation assumptions are described in Note 11 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2011. To determine the number of options granted to a Non-employee Director, $100,000 was divided by $18.41, a Black-Scholes-Merton stock option value as determined by the Consultant for the three-year period 2010-2012 (rounding to the nearest share). Stock options granted to Non-employee Directors vest 25% per year over a four-year vesting period. As of December 31, 2011, each Non-employee Director had the following number of stock options outstanding: Michael H. Armacost, 37,026; Joe Frank Harris, 41,513; Elizabeth J. Hudson, 47,026; Douglas W. Johnson, 47,026; Robert B. Johnson, 23,513; Charles B. Knapp, 47,026; Barbara K. Rimer, DrPH, 47,026, Marvin R. Schuster, 37,026; David Gary Thompson, 33,513; Robert L. Wright, 27,513; John Shelby Amos II, 47,026; Takuro Yoshida, 21,026 and E. Stephen Purdom, M.D., 47,026.

(4)	The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service as a Non-employee Director. Effective 2002, newly elected Non-employee Directors are not eligible for participation in this plan. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. The Non-employee Directors do not participate in any nonqualified deferred compensation plans. The aggregate change in the actuarial present value of the accumulated benefit obligation for Michael H. Armacost, Elizabeth J. Hudson, E. Stephen Purdom, M.D., Barbara K. Rimer, DrPH, Marvin R. Schuster and Robert L. Wright was a decrease of $11,966, $1,424, $21,358, $13,258, $14,906, and $12,876, respectively. Douglas W. Johnson, Robert B. Johnson, David Gary Thompson and Takuro Yoshida do not participate in the plan.

(5)	Included in All Other Compensation for John Shelby Amos II, who presently serves as the State Sales Coordinator Alabama/West Florida, is $2,964,988 in renewal and first-year sales commissions before expenses. The compensation arrangement with John Shelby Amos II was no more favorable when contracted than those of other State Sales Coordinators.

RELATED PERSON TRANSACTIONS

     The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with the Company’s Code of Business Conduct and Ethics, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a formal policy which requires the Company’s Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s Directors or executives had, has or will have a direct or indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.

     Each of the following ongoing transactions has been reviewed and ratified by the Audit Committee:

     In 2011, Aflac paid $174,073 to John William Amos, the son of John Shelby Amos II. This amount was earned as renewal and first-year commissions before expenses. John William Amos served as a Regional Sales Coordinator-Alabama/West Florida and Broker Development Coordinator. He currently serves as a Special Project Coordinator. In 2011, $184,451 was paid by Aflac to Joe Frank Harris Jr., the son of Joe Frank Harris, who was a Director in 2011. This amount was earned as renewal and first-year commissions before expenses. Joe Frank Harris Jr. serves as a Regional Sales Coordinator-Georgia/Northwest. Each of these coordinator positions are not salaried employees but are independent contractors compensated on a commission basis and are required to pay their own expenses. The compensation arrangements with John William Amos and Joe Frank Harris Jr. are no more favorable than with other self-contracted coordinators.

     For services rendered in 2011, Aflac paid $165,400 in salary and non-equity incentive award to J. Matthew Loudermilk, the son of Joey M. Loudermilk. Mr. J. Matthew Loudermilk serves as Second Vice President, Associate Counsel, of Aflac and Assistant Corporate Secretary of the Company and Aflac. In addition, J. Matthew Loudermilk received such employee benefits and other compensation (including equity awards) pursuant to the Company’s equity award and benefit programs. This employee is also eligible to participate in all fringe benefit programs generally available to employees and their compensation is commensurate with that of their peers.

     Due to a clerical error, Mr. Paul S. Amos, II had unbilled expenses for computer technology equipment and installation services in the amount of $127,544 as of December 31, 2011. These expenses were reimbursed in full to the Company on February 7 and 8, 2012.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Shareholders	14,562,639	$42.76	14,911,076*
Equity Compensation Plans Not Approved by Shareholders	–	–	–
Total	14,562,639	$42.76	14,911,076

*	Of the shares listed in column (c), 9,364,679 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or restricted stock units).

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company’s Board of Directors is composed of four Directors, each of whom, the Board has determined, is independent as defined by the NYSE listing standards and SEC rules, and is financially literate. The Board has determined that at least one member of the Audit Committee is an audit committee financial expert as defined by the SEC rules. Mr. Douglas W. Johnson, with 30 years as an auditor with Ernst & Young, 20 of those years as a partner, working primarily with the insurance industry segment, is the audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes on behalf of the Board of Directors.

     In connection with these responsibilities, the Audit Committee has met with management and the independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements for the year ended December 31, 2011. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable generally accepted auditing standards regarding communication with Audit Committees and by the NYSE. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has reviewed this report and such firm’s work throughout the year in order to evaluate the independent registered public accounting firm’s qualifications, performance, and independence.

     Additionally, the Audit Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the reporting related to internal control over financial reporting. This monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG LLP, the independent registered public accounting firm. The Audit Committee has also reviewed the certifications of Company executive officers contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC, as well as reports issued by KPMG LLP, included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, as set forth above, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Audit Committee

Robert L. Wright, Chairman
Douglas W. Johnson (financial expert)
Charles B. Knapp
Marvin R. Schuster

2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

     We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Since 2008, we have voluntarily provided our shareholders an annual advisory vote, commonly known as “Say-on-Pay.” Beginning with 2011, Section 14A of the Exchange Act (as enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act) requires us to provide our shareholders a “Say-on-Pay” vote. This vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution.

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the Proxy Statement.”

     Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

     We are committed to achieving a high level of total return for our shareholders. From August 1990, when Daniel P. Amos was appointed as the CEO through December 31, 2011, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 2,942%, compared with 685% for the Dow Jones Industrial Average and 508% for the S&P 500.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED
2004 AFLAC INCORPORATED LONG-TERM INCENTIVE PLAN

     Section 162(m) of the IRC generally limits the deductibility for federal income tax purposes of annual compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” for any year includes our Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) who are serving as executive officers at year end and whose compensation is subject to disclosure in the proxy statement for that year’s annual meeting of shareholders. Certain compensation paid based on the achievement of pre-established performance goals is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. Our shareholders previously approved our LTIP at our 2004 annual meeting, which satisfied these approval requirements.

     Where, as is the case under the LTIP, the applicable targets under the performance goals may be varied (for instance, where the approved goal is any earnings per share measure and the Compensation Committee (for purposes of this Proposal 3, the “Committee”) is then free to establish specific required earnings per share levels), Section 162(m) requires that shareholders reapprove the performance goals under the plan every five years. Shareholders also must approve goals not previously disclosed, and we are proposing to revise the performance goal list to add some additional goals and eliminate some of the existing goals. Accordingly, we are asking shareholders to approve the performance goals now proposed for use in regard to performance-based awards under our LTIP so that we may be able to deduct incentive compensation paid pursuant to the LTIP.

     We are also asking shareholders to approve an extension of the term of the LTIP until the date one day before our annual meeting of shareholders in 2017 (in other words, until the expiration of the five-year Section 162(m) approval sought in this Proposal 3) or, if for any reason there is no annual shareholders meeting in 2017, until December 31, 2017. In either event, awards outstanding upon expiration would remain in effect according to their terms. Absent extension, the LTIP would expire on February 10, 2014 (although, again, awards outstanding upon expiration would remain in effect according to their terms). The Company previously reserved (and shareholders previously approved) 25,000,000 shares of Common Stock for issuance under the LTIP. We are not asking you to approve any additional shares of Common Stock for issuance under the LTIP.

     Certain other changes have been made to the LTIP as described below.

     If this proposal is not adopted, the LTIP will continue in effect in accordance with its existing terms, as they may be amended from time to time, until February 10, 2014.

Performance Goals

     The Committee in its sole discretion may condition the vesting or exercisability of any award granted under the LTIP on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its sole discretion, on one or more of the following criteria: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion the effect of unrealized gains and losses recognized in a separate entity component under Financial Accounting Standards Board Statement No. 115); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an award is not intended to constitute performance-based compensation within the meaning of Section 162(m) of the IRC, such other performance goals as the Committee shall deem appropriate.

     As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no award will be earned, levels of performance at which an award will become partially earned and a level at which an award will be fully earned. To the extent required to qualify payment under an award as performance-based compensation within the meaning of Section 162(m) of the IRC, awards whose vesting or exercise is conditioned on the attainment of performance goals will become vested or exercisable (as the case may be) only after the attainment of such performance goals has been certified by the Committee. In determining whether a performance goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, a change in accounting standards required by U. S. generally accepted accounting principles, or by excluding all or a portion of the effect of translating foreign currency of business segments to U.S. dollars for financial reporting purposes.

Summary of the LTIP

     The description of the LTIP set out below is qualified in its entirety by the complete current text of our LTIP (as we have amended it subject to shareholder approval pursuant to this Proposal 3), which is attached hereto as Appendix A.

Purpose

     The LTIP is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company or its affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company or its affiliates and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company's Non-employee Directors and provide incentives to such Non-employee Directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees and Non-employee Directors in fulfilling their personal responsibilities for long-range achievements.

Administration

     The LTIP is administered by the Committee. To the extent necessary to satisfy applicable legal requirements, each member of the Committee will be a "Non-employee Director" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an "Outside Director" (within the meaning of Section 162(m) of the IRC).

     The Committee has the authority in its sole discretion, subject to and not inconsistent with the express provisions of the LTIP, to administer the LTIP and to exercise all the powers and authorities either specifically granted to it under the LTIP or necessary or advisable in the administration of the LTIP, including without limitation the authority to grant awards under it; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of Common Stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the LTIP and any award; to prescribe, amend and rescind rules and regulations relating to the LTIP, including without limitation rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant and vice versa; to determine the terms and provisions of agreements under awards; and to make all other determinations deemed necessary or advisable for the administration of the LTIP; provided that no action of the Committee shall have the effect of lowering the exercise or grant price of an option or stock appreciation right after it is granted unless the shareholders of the Company approve such action.

     The Committee may, in its sole discretion, without amendment to the LTIP, in the event of a participant's death, disability or retirement, (i) relax or waive any service-based or (except in the case of retirement) performance-based condition to the exercise of any option or stock appreciation right granted to the participant, waive or amend the operation of LTIP provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option or stock appreciation right, and (ii) relax or waive any service-based or (except in the case of retirement) performance-based condition to the vesting of any restricted stock or restricted stock unit granted to the participant or otherwise adjust any of the terms applicable to any such award.

     The Committee may delegate all, or any part, of its administrative power where consistent with applicable securities and tax law requirements.

Shares Authorized

     The Company previously reserved (and shareholders previously approved) 25,000,000 shares of Common Stock for issuance under the LTIP. No individual may be granted awards under the LTIP in any calendar year covering more than 1,500,000 shares. In addition, the number of shares with respect to which awards other than options or stock appreciation rights may be granted over the life of the LTIP may not exceed 12,000,000.

     If an award granted under the LTIP expires or is terminated, the shares of Common Stock underlying the award will again be available under the LTIP. In addition, to the extent shares of Common Stock are used to exercise any award (as described below), an equal number of shares will remain available for issuance under the LTIP. In the event of any change in the Company's capitalization or in the event of a corporate transaction such as a merger, consolidation, separation or similar event, the LTIP provides for appropriate adjustments in the number and class of shares of stock available for issuance or grant and in the number and/or price of shares subject to awards.

Eligibility

     Awards may be granted under the LTIP to employees of the Company and its subsidiaries (currently approximately 8,680 individuals), as selected by the Committee in its sole discretion, and Non-employee Directors of the Company (currently 12 individuals). For purposes of the foregoing, employees shall include prospective employees to whom awards are granted in connection with an offer of future employment with the Company or its affiliates.

Types of Awards

     The Committee may grant four types of awards under the LTIP: (i) options (including incentive stock options within the meaning of Section 422 of the IRC and nonqualified options that do not qualify as incentive stock options), (ii) restricted stock, (iii) restricted stock units and (iv) stock appreciation rights. Each award will be evidenced by an agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the LTIP.

Stock Options

     Options entitle the holder to purchase shares of Common Stock during a specified period at a purchase price specified by the Committee (but not less than the fair market value of the Common Stock on the day the option is granted). Each option granted under the LTIP is exercisable for a period of 10 years from the date of grant, or such lesser period as the Committee shall determine. Options may be exercised in whole or in part, generally in amounts of 100 shares or more, by the payment in cash of the full option price of the shares purchased, by tendering shares of Common Stock with a fair market value equal to the option price of the shares purchased, or by other methods approved by the Committee. Options that are exercisable as of the date of a participant's termination of service with the Company (for any reason other than "Cause," as defined in the LTIP) may be exercised after such date for the period set forth in the option agreement or as otherwise determined by the Committee. Unless otherwise provided in the applicable option agreement, options held by a participant upon termination from the Company's service for Cause shall immediately expire (whether or not then exercisable). The Committee has discretion to vary any of the rules set forth above concerning options.

Restricted Stock

     A restricted stock award consists of a grant of a share of Common Stock that is subject to a risk of forfeiture. For each share of restricted stock, the price to be paid by a participant and the date of, and any conditions to, vesting shall be determined by the Committee in its discretion (except that awards of restricted stock to employees subject to Section 16(b) of the Exchange Act must be subject to both performance vesting criteria and employment tenure requirements, the terms of which shall be determined by the Committee). Unless the Committee determines otherwise, a holder of restricted stock may not transfer such shares prior to vesting. A holder of restricted stock may vote such shares and may receive all dividends on such shares (provided that the Committee may determine that dividends on such shares shall be held in escrow until the restrictions on the underlying shares lapse). Upon termination of employment with the Company, a holder of restricted stock may, and if the termination is for Cause shall, be required to transfer to the Company such restricted stock together with any dividends paid thereon.

Restricted Stock Units

     A restricted stock unit award entitles the holder to receive one (1) share of the Company's Common Stock within 30 days following the vesting date. For each restricted stock unit, the date of, and any conditions to, vesting shall be determined by the Committee in its discretion (except that awards of restricted stock units to employees subject to Section 16(b) of the Exchange Act must be subject to both performance vesting criteria and employment tenure requirements, the terms of which shall be determined by the Committee). Upon the grant of a dividend with respect to Common Stock, each restricted stock unit shall be credited with dividend equivalents that shall be converted into additional restricted stock units with a value equal to the amount of the underlying dividend. Upon termination of a participant's employment with the Company for any reason, all restricted stock units held by the participant that have not yet vested shall be forfeited unless the Committee has provided otherwise in an applicable award agreement.

Stock Appreciation Rights ("SARs")

     An SAR entitles the participant, upon exercise, to shares of Common Stock with a fair market value equal to the excess of the fair market value of a share of Common Stock over the grant price of the SAR. The grant price of each SAR will not be less than the fair market value of a share of Common Stock on the date of the grant. An SAR is exercisable only upon such terms and conditions as shall be determined by the Committee in its discretion. The Committee shall determine the term of an SAR, provided it shall not exceed 10 years.

Non-employee Directors Awards

     No awards shall be provided to Non-employee Directors under the LTIP other than as described below. Awards to a Non-employee Director under the LTIP shall generally be made on the same terms and conditions as apply to awards to employees under the LTIP, except that the functions otherwise reserved to the Committee under the LTIP shall be exercised by the Board of Directors (exclusive of the affected Non-employee Director).

     Each person upon first becoming a Non-employee Director is granted on such date either an option, a stock appreciation right, restricted stock or a combination thereof, in any event having a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the value of an option covering an aggregate of 10,000 shares of Company stock (subject to adjustment as described above upon changes in capitalization or other corporate events); provided, however, that no such award shall be granted to a Director who previously did not qualify as a Non-employee Director but subsequently becomes a Non-employee Director solely as a result of the termination of his or her status as an employee of the Company or its affiliates. Thereafter, each Non-employee Director (including any Director who previously did not qualify as a Non-employee Director but who subsequently becomes a Non-employee Director) may be granted an option, stock appreciation rights, restricted stock, or a combination thereof from time to time (but in the case of any Non-employee Director who was granted an award pursuant to the preceding sentence, not earlier than the first fiscal year of the Company following the fiscal year of the Company in which such award was made pursuant to the preceding sentence) with a value (as reasonably determined in good faith by the Board of Directors or its designee) not exceeding $200,000 (as opposed to the prior limit of the value of an option covering such number of shares of Common Stock as may be determined in the sole discretion of the Board of Directors but not exceeding 50% of the number of shares subject to an award under the preceding sentence).

     The Board of Directors also may provide that all or a portion of a Non-employee Director's annual retainer and/or meeting fees shall be payable in the form of an award under the LTIP, provided that any such award shall have a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the annual retainer and/or meeting fee in respect of which it is made.

Change in Control

     Unless the applicable award agreement provides otherwise, in the event of a Change in Control (as defined in the LTIP): (i) any award that was not previously exercisable and vested shall become fully exercisable and vested, and (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any other award granted under the LTIP shall lapse and such awards shall be deemed fully vested, and any performance goals imposed with respect to awards shall be deemed to be fully achieved.

Special Vesting Rules

     As noted above, the Committee in its sole discretion may condition the vesting or exercisability of any award granted under the LTIP on the attainment of pre-established performance goals.

     In addition, notwithstanding any other provision of the LTIP, awards other than options and stock appreciation rights shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Change in Control of the Company or, in respect of such an award to any participant, in the event of the participant's death, disability, or retirement, no such minimum vesting period shall be required, (ii) the special vesting rules of this paragraph shall not apply to awards to Non-employee Directors, (iii) to the extent vesting in such an award is conditioned upon the achievement of one or more performance goals, the award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iv) over the life of the LTIP up to 1,250,000 shares (without reduction for awards granted to Non-employee Directors) may be made subject to such awards without minimum vesting requirements. Vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

Amendment or Termination of the LTIP

     The Board of Directors may, at any time, suspend or terminate the LTIP or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required (i) for any amendment to the LTIP that would have the effect of (A) increasing the number of shares available for issuance under the LTIP (other than in respect of changes in capitalization and similar events), (B) expanding the class of individuals eligible for participation in the LTIP, (C) materially increasing the benefits available to participants under the LTIP, or (D) lowering the exercise or grant price of an option or stock appreciation right after it is granted, and (ii) if and to the extent necessary to satisfy Sections 162(m) or 422 of the IRC, other applicable law or applicable stock exchange requirements. However, no action taken under the LTIP may, without the consent of a participant, adversely affect the participant's rights under any outstanding award. No awards may be granted under the LTIP after the date preceding the Company’s annual shareholders meeting in 2017 (or if for any reason there is no annual meeting during 2017, after December 31, 2017), but awards granted prior to that time will continue in effect after such time in accordance with their terms.

LTIP Benefits

     On March 15, 2012, the closing price per share of our Common Stock on the NYSE was $47.50.

     The following grants of performance-vesting restricted stock have been made under the LTIP subject to shareholder approval of this Proposal 3. Because grants under the LTIP are made subject to Committee discretion (and because their value is typically dependent upon the satisfaction of vesting conditions and the future price of our Common Stock), the benefits to be provided under the LTIP are otherwise not determinable at this time.

Name and Position	Number of Shares
Daniel P. Amos, Chairman and	152,156
Chief Executive Officer
Kriss Cloninger III, President and	51,400
Chief Financial Officer
Paul S. Amos II, President and	22,600
Chief Operating Officer, Aflac
Tohru Tonoike, President and Chief	22,600
Operating Officer, Aflac Japan
Joey M. Loudermilk, Executive Vice	11,600
President, General Counsel, Corporate
Secretary
Executive Officers as a Group	326,456
Non-Executive Directors as a Group	--
Non-Executive Officer Employees as a Group	--

Stock options with respect to our Common Stock have previously been granted under the LTIP to the following individuals covering the number of shares shown:

Name and Position	Number of Shares
Daniel P. Amos, Chairman and	1,818,551
Chief Executive Officer
Kriss Cloninger III, President and	532,700
Chief Financial Officer
Paul S. Amos II, President and	191,150
Chief Operating Officer, Aflac
Tohru Tonoike, President and Chief	197,150
Operating Officer, Aflac Japan
Joey M. Loudermilk, Executive Vice	126,800
President, General Counsel, Corporate
Secretary
Executive Officers as a Group	3,495,642
Non-employee Directors as a Group	463,286
Each Nominee for Election as a Director	--
Each Associate of any of the Foregoing	--
Each Other Person Who Received at	--
Least 5% of all Options Granted
All Employees as a Group (exclusive	4,351,275
of Executive Officers)

     The chart on page 44 may also have information that is relevant to consideration of this Proposal 3.

Federal Income Tax Information

     The following is a discussion of certain federal income tax effects currently applicable to stock options granted under the LTIP. The discussion is a summary only, and the applicable law is subject to change. Reference is made to the IRC and the guidance thereunder for a complete statement of all relevant federal tax provisions.

Nonqualified Stock Options ("NSOs")

     An optionee generally will not recognize taxable income upon the grant of an NSO. Rather, at the time of exercise of the NSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

     If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon the sale, exchange or disposition and the fair market value of the stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time the shares were held by the optionee.

Incentive Stock Options ("ISOs")

     An optionee will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of Common Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee's "alternative minimum taxable income."

     Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

     If stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the stock is a capital asset of the optionee, the optionee generally will recognize short-term or long-term capital gain or loss (depending upon the length of time the shares were held by the optionee) equal to the difference between the amount realized upon the sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the stock by the optionee.

     If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date the stock is transferred to him or her upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of the disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on the disqualifying disposition, and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time the shares were held by the optionee) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In such case, the Company may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the optionee as ordinary income.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” APPROVAL OF THE AMENDED
AND RESTATED 2004 AFLAC INCORPORATED LONG-TERM INCENTIVE PLAN.

4. PROPOSAL TO APPROVE AN AMENDED AND RESTATED
2013 MANAGEMENT INCENTIVE PLAN

     The Company presently has in effect a Management Incentive Plan (“MIP”) that, absent extension, would expire at the end of 2013 (although payments with respect to all awards previously granted thereunder would still be paid out in accordance with their terms). The MIP was initially approved by the Board of Directors in 1985, and amended and restated in 1994, 1999, for years beginning 2004 and, most recently, effective beginning 2009.

     In order to continue and to enhance the effectiveness of the MIP, the Company has amended and restated the MIP (as amended and restated, the “2013 Management Incentive Plan,” hereinafter referred to as the “2013 MIP”), subject to approval by shareholders at the 2012 Annual Meeting of Shareholders. The Board of Directors’ principal purpose in adopting the 2013 MIP was to extend the MIP through 2017 to conform its term and performance vesting goals to that of our LTIP (as it would be adopted pursuant to Proposal 3) and, in certain circumstances, to permit multi-year rather than just annual performance periods. The Company also proposes to increase the cap on maximum benefits to ensure that the 2013 MIP can continue to serve its intended purpose over its extended term.

     The 2013 MIP is designed to ensure that any compensation that may be payable under it may qualify as performance-based compensation within the meaning of Section 162(m) of the IRC. As noted above in Proposal 3, Section 162(m) of the IRC generally denies deductions by an employer for compensation in excess of $1 million per year that is paid to “covered employees” (i.e., the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, serving at the end of the year). However, performance-based compensation is excluded from this deduction limit, provided that, among other requirements, the material terms pursuant to which the compensation is to be paid, including the employees eligible to receive the compensation, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any covered employee, are disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, the 2013 MIP is being submitted to shareholders for approval at the Annual Meeting.

     If shareholders approve the 2013 MIP: it will take effect for performance awards, if any, payable with respect to performance periods commencing on or after January 1, 2013; no awards will be made under the existing MIP after 2012; and no awards will be made under the 2013 MIP after 2017 (although awards then outstanding will be settled in accordance with their terms). If the required shareholder approval is not obtained, the 2013 MIP will be null and void.

Description of the 2013 MIP

     The description of the 2013 MIP summarized below is qualified, in its entirety, by reference to the text of the 2013 MIP as set forth in Appendix B.

     The purposes of the 2013 MIP are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participant compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievement. To this end, the 2013 MIP provides for the granting of performance awards to employees of the Company and its subsidiaries (including employees who are also executive officers and Directors) who possess a capacity for contributing in substantial measure to the successful performance of the Company.

     The 2013 MIP will be administered by the Compensation Committee of the Board of Directors (for purposes of this Proposal 4, the “Committee”), which is composed solely of Non-employee Directors who are “outside directors” within the meaning of Section 162(m) of the IRC. The Committee will (1) select the employees who participate in the 2013 MIP, (2) grant all awards under the 2013 MIP, (3) determine the duration of the performance period applicable to any award, (4) determine the terms and conditions, including the performance goals, of such awards (which need not be identical), (5) certify whether the performance goals have been attained, (6) make adjustments in the performance goals in recognition of unusual or non-recurring events that affect the Company or the financial statements of the Company, or in response to certain changes in applicable laws, regulations or accounting principles, (7) construe and interpret the 2013 MIP and awards thereunder, (8) make rules and regulations in connection with the administration and operation of the 2013 MIP, and (9) make all other determinations necessary or desirable in administering the 2013 MIP.

     The Committee, in its sole discretion, will determine which employees will be eligible to receive awards under the 2013 MIP and what the terms of those awards will be. All of the employees of the Company and its subsidiaries (currently approximately 8,680 individuals) are potentially eligible for participation in the 2013 MIP. However, because no determination has yet been made concerning which employees will receive awards (if any) under the 2013 MIP or what their terms will be, the benefits to be provided under the 2013 MIP cannot be determined at this time.

     The Committee may establish the performance period for any award as the fiscal year of the Company or, in the case of an employee who on the date of grant of the award is the Company’s Chief Investment Officer (or the employee with duties typically reserved for a chief investment officer) or directly or indirectly reports to such employee, a period of one, two or three consecutive fiscal years. No employee during any fiscal year of the Company will be granted more than one award; however, to the extent the performance period under an award exceeds one year, any participant may be subject to multiple awards at any time (where, for example, awards with three-year performance periods are granted in consecutive years). In any event, the maximum amount that may become payable to an employee subject to the deduction limits of Section 162(m) of the IRC for any fiscal year of the Company in respect of all awards whose performance period ends with or within such year is nine million dollars. This represents an increase from the annual limit of six million dollars under the existing MIP.

     The Committee will establish the performance goals that must be met during a performance period as a condition of receipt of awards under the 2013 MIP. The performance goals, which are the same as those as proposed for our 2004 LTIP pursuant to Proposal 3, may include any or all of the following: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion the effect of unrealized gains and losses recognized in a separate entity component under Financial Accounting Standards Board Statement No. 115); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an award is not intended to constitute performance-based compensation within the meaning of Section 162(m) of the IRC, such other performance goals as the Committee shall deem appropriate.

     As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to Aflac, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. In determining whether a performance goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, a change in accounting standards required by U.S. generally accepted accounting principles, or by excluding all or a portion of the effect of translating foreign currency of business segments to U.S. dollars for financial reporting purposes. With respect to participants who are not executive officers of the Company, performance goals may also include qualitative performance goals and, with respect to participants who are executive officers, the Committee may, subject to attainment of performance goals described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

     The Committee will specify the performance goals applicable to each award and any minimum, target and maximum levels applicable to each performance goal. Unless otherwise determined by the Committee: the minimum level reflects the level of performance at which 50% of the target award is earned (and below which no payment will be made); the target level reflects the level at which 100% of the performance goal is achieved; and the maximum level reflects the level of performance at which 200% of the target award is earned. Awards may be expressed as a dollar amount or as a percentage of the participant’s “annual base salary.” For any year “annual base salary” means: (i) with respect to any executive officer, the annual rate of base salary of such executive officer in effect as of the first day of the applicable performance period (or, if an executive officer was not employed as of the first day of the applicable performance period, the annual rate of base salary in effect as of such executive officer’s first day of employment); and (ii) with respect to any other participant, unless otherwise determined by the Company, the annualized base salary paid to such participant in respect of the applicable performance period.

     Unless otherwise provided by the Committee in connection with specified terminations of employment, or upon the occurrence of a “change in control” (as defined in the 2013 MIP), awards will be made only if and to the extent the performance goals established for the applicable performance period have been attained. Awards will be paid to participants, in cash, within a reasonable period of time (but in any event within 2½ months) following the end of the period to which the awards relate. With respect to participants who are covered employees under Section 162(m) of the IRC, unless otherwise determined by the Committee, payment will be made only after achievement of the applicable performance goals has been certified by the Committee.

     If a change in control occurs while any awards remain outstanding, then any performance period ongoing at the time of such change in control will be deemed to have been completed, the maximum level of performance with respect to the applicable performance goals will be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to the performance period) of each outstanding award will become payable in cash to participants.

     The 2013 MIP may be amended, suspended or terminated at any time by the Board of Directors or the Committee, provided, however, that no amendment that requires shareholder approval in order for the 2013 MIP to comply with Section 162(m) of the IRC will be effective unless the amendment is so approved, and no amendment may adversely affect any rights of a participant under an outstanding award without the participant’s consent.

     The 2013 MIP will terminate at the end of the 2017 fiscal year, but payment with respect to all awards granted under the 2013 MIP before that time will be paid out in accordance with their terms.

     As explained above, the benefits to be provided under the 2013 MIP cannot be determined at this time. However, non-equity incentive awards paid to the NEOs in respect of 2011 under the MIP, as in effect for that year, are noted in the Summary Compensation Table on page 27. Non-equity incentive awards paid to the executive officers as a whole (including the NEOs) under that plan in respect of 2011 totaled $13,444,047, and non-equity incentive awards paid to all other plan participants in respect of 2011 totaled $25,781,312. The Non-employee Director group will not be eligible to participate in the 2013 MIP.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR”
APPROVAL OF THE AMENDED AND RESTATED 2013 MANAGEMENT INCENTIVE PLAN.

5. RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     In February 2012, the Audit Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for the fiscal year 2012, subject to ratification by the shareholders.

     Representatives of KPMG LLP are expected to be present at the 2012 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

     The aggregate fees for professional services rendered to the Company by KPMG LLP for the years ended December 31, were as follows:

	2011	2010
Audit fees — Audit of the Company’s consolidated financial
statements for the years ended December 31*	$5,391,694	$4,808,682
Audit related fees**	761,689	173,900
Tax fees	1,801	1,715
All other fees	—	—
Total fees:	$6,155,184	$4,984,297

*	Includes $606,316 and $576,603, respectively, for the 2011 and 2010 audits of the Japan branch regulatory financial statements.

**	Includes fees relating to audits of the Company’s benefit plans and SSAE 16 attestation reports ($161,334 and $173,900 in 2011 and 2010, respectively), along with audit assist work around the Company’s global implementation of SAP ($552,674 in 2011).

     The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit Committee pre-approves all audit and non-audit services provided by KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR”
RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

     The Board is not aware of any matters that are expected to come before the 2012 Annual Meeting other than those referred to in this Proxy Statement and the possible submission of the Equity Foundation Proposal, discussed below, which is not included in this Proxy Statement but may be presented by Trillium Asset Management, LLC (“Trillium”) on behalf of the Equity Foundation ("Equity Foundation") at the Annual Meeting. If the Equity Foundation Proposal is presented at the Annual Meeting, the Proxy Committee appointed by the Board of Directors will have discretionary authority pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934 with respect to the Equity Foundation Proposal and intends to exercise such discretion to vote AGAINST the proposal. If any other matter should come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

     Trillium has advised the Company that it plans to present a proposal (the "Equity Foundation Proposal") at the Annual Meeting requesting that the Company provide same-sex domestic partner benefits to its employees within one year of the Annual Meeting. The Equity Foundation Proposal was not submitted under Rule 14a-8 of the Securities Exchange Act of 1934, and Trillium did not seek to have the Equity Foundation Proposal included in this Proxy Statement.

Shareholder Proposals

     For a shareholder’s proposal to be included in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act, and the proposal must be received by the Secretary of the Company by November 23, 2012. To be timely, shareholder proposals submitted outside the processes of Rule 14a-8 must be received by the Secretary of the Company during the period from January 7, 2013 through February 6, 2013.

Annual Report

     The Company has delivered a copy of its 2011 Annual Report on Form 10-K to each shareholder entitled to vote at the 2012 Annual Meeting of Shareholders. For a copy write to:

Robin Y. Wilkey
Senior Vice President, Investor and Rating Agency Relations
Aflac Incorporated
Worldwide Headquarters
1932 Wynnton Road
Columbus, Georgia 31999

By Order of the Board of Directors,

Joey M. Loudermilk Secretary

March 23, 2012

Appendix A

2004 Aflac Incorporated Long-Term Incentive Plan
(As Amended and Restated March 14, 2012)

1. Purpose; Establishment.

     This Aflac Incorporated 2004 Long-Term Incentive Plan is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company or its Affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company or its Affiliates and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company's Non-employee Directors and provide incentives to such Non-employee Directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, and Non-employee Directors in fulfilling their personal responsibilities for long-range achievements.

     The Plan was adopted and approved by the Board of Directors on February 10, 2004, subject to approval by the Company's shareholders.

2. Definitions.

     As used in the Plan, the following definitions apply to the terms indicated below:

     "Affiliate" means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Award.

     "Acquiring Entity" shall have the meaning ascribed to such term in Section 3(d) hereof.

     "Award" shall mean any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent granted pursuant to the terms of the Plan.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Cause" shall mean, unless a Participant is a party to a written employment agreement with the Company or an Affiliate which contains a definition of "cause," "termination for cause," or any other similar term or phrase, in which case "Cause" shall have the meaning set forth in such agreement, conduct involving one or more of the following:

(i)	the substantial and continuing failure of the Participant to render services to the Company or any Affiliate in accordance with the Participant's obligations and position with the Company or Affiliate;

(ii)	dishonesty, gross negligence, or breach of fiduciary duty by the Participant;

(iii)	the commission by the Participant of an act of fraud or embezzlement, as found by a court of competent jurisdiction;

(iv)	the conviction of the Participant of or plea by the Participant of guilty or nolo contendre to a felony or any crime involving moral turpitude; or

(v)	a material breach by the Participant of the terms of an agreement with the Company or any Affiliate, provided that the Company or Affiliate provides the Participant with adequate notice of such breach and the Participant fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice. Notwithstanding the foregoing provisions of this definition, "Cause" with respect to any Award shall mean Cause as defined in the Agreement relating to such Award if different from the foregoing. A determination of Cause shall be made by the Committee in its sole discretion.

A "Change in Control" shall be deemed to have occurred upon the happening of the earliest to occur of the following:

(i)	any "person," as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under a benefit plan of the Company or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities;

(ii)	during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii)	here is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), directly or indirectly, acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities (not including any securities acquired directly from the Company or its Affiliates); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing provisions of this definition, “Change in Control” with respect to any Award shall mean a Change in Control as defined in the Agreement relating to such Award if different from the foregoing.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     "Committee" shall mean the Compensation Committee of the Board of Directors or any subcommittee thereof formed to comply with Section 162(m) of the Code or Rule 16b-3.

     "Company" shall mean Aflac Incorporated, a Georgia corporation, and any successor thereto.

     "Company Stock" shall mean the common stock of the Company, par value $0.10 per share.

     "Disability" shall mean (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by any Affiliate by which he is employed); or (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing provisions of this definition, "Disability" with respect to any Award shall mean a Disability as defined in the Agreement relating to such Award if different from the foregoing.

     "Dividend Equivalent" means an amount credited pursuant to Section 9(d) hereof, equal to the dividends paid with respect to a specified number of shares of Company Stock.

     "Effective Date" shall mean the date the Plan is approved by the Company's shareholders.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" of a share of Company Stock, as of a date of determination, shall mean (1) in the Committee’s sole discretion in regard to any Award the closing price per share or alternatively the average of the high and low sales prices per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date that was a trading day, or (2) if shares of Company Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith. Notwithstanding the foregoing provisions of this definition, to the extent necessary to comply with Section 409A in order to avoid the imposition of penalties or interest in respect thereof, Fair Market Value shall be determined in a manner consistent with Section 409A.

     "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code and that is not designated by the Committee as other than such an incentive stock option.

     "Non-employee Director" shall mean a member of the Board of Directors who is not an employee of the Company or its Affiliates.

     "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

     "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof (and, with respect to a Non-employee Director, pursuant to Section 12 hereof).

     "Participant" shall mean an employee of the Company or an Affiliate or Non-employee Director to whom an Award is granted pursuant to the Plan, or upon the death of the employee or Non-employee Director, his or her successors, heirs, executors and administrators, as the case may be.

     "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(d) hereof.

     "Restricted Stock Unit" shall mean the right, granted pursuant to Section 9, to receive shares of Company Stock.

     "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     "Section 409A" shall mean Section 409A of the Code and all applicable regulations and guidance issued thereunder.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Separation from Service" or "Separate from Service" shall mean a separation from service as defined in Section 409A.

     "Stock Appreciation Right" or "SAR" shall mean the right, granted pursuant to Section 10, to receive shares of Company Stock.

     "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or a Restricted Stock Unit shall vest.

3. Stock Subject to the Plan.

   (a) Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 25,000,000 shares (subject to adjustment as provided in Section 3(c) hereof). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company's treasury. No more than 12,000,000 shares (subject to adjustment as provided in Section 3(c) hereof) of Company Stock may be awarded under the Plan in the aggregate in respect of Awards other than Options or Stock Appreciation Rights.

   (b) Individual Limitation. The total number of shares of Company Stock subject to Awards granted to any Participant in any fiscal year of the Company shall not exceed 1,500,000 (subject to adjustment as provided in Section 3(c) hereof).

   (c) Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines that it is appropriate to do so, (i) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any Participant during any fiscal year of the Company and the number of Options granted pursuant to Section 12(a)(i) hereof shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. Notwithstanding the foregoing, any actions taken under this Section 3(c) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

   (d) Substitution for Awards. In the event of (i) a liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company as a result of which the outstanding Company Stock is changed into or exchanged for cash or property or securities not of the Company's issue, (iii) a sale, exchange, or transfer of all or substantially all of the property of the Company, or one of its business units, to another person or corporation, or (iv) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company by another person, corporation or other entity, the Board of Directors may, in its sole discretion, arrange with the surviving entity, continuing successor, or purchasing corporation or other entity or parent thereof, as the case may be (the "Acquiring Entity"), for the Acquiring Entity to assume the Company's rights and obligations under outstanding Awards or substitute Awards based on the Acquiring Entity's stock for such outstanding Awards. To the extent the Acquiring Entity elects not to assume the Company's rights and obligations under or substitute for such outstanding Awards, each such Award, including but not limited to Options or Stock Appreciation Rights, shall become fully exercisable and free of restrictions, as applicable, as of a date prior to such corporate transaction, as the Board so determines. Any Options or Stock Appreciation Rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the corporate transaction nor exercised as of the date of the corporate transaction shall terminate and cease to be outstanding effective as of the date of the consummation of the corporate transaction. Notwithstanding the foregoing, any actions taken under this Section 3(d) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

   (e) Reuse of Shares. If any shares of Company Stock subject to an Award are forfeited, cancelled, exchanged, or surrendered or if an Award otherwise terminates or expires without a distribution of shares, the shares subject to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for issuance in connection with future Awards granted under the Plan. Further, to the extent that payment for an Option upon exercise is made with shares of Company Stock, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

4. Administration of the Plan.

   (a) In General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan, including without limitation, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant and vice versa; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided that no action of the Committee shall have the effect of lowering the exercise or grant price of an Option or Stock Appreciation Right after it is granted unless the shareholders of the Company approve such action.

   (b) Acceleration of Awards. The Committee may, in its sole discretion, without amendment to the Plan, in the event of a Participant's death, Disability or retirement, (i) relax or waive any service-based or (except in the case of retirement) performance-based condition to the exercise of any Option or Stock Appreciation Right granted to the Participant, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stock Appreciation Right, and (ii) relax or waive any service-based or (except in the case of retirement) performance-based condition to the vesting of any Restricted Stock or Restricted Stock Unit granted to the Participant or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, any actions taken under this Section 4(b) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

   (c) Delegation of Authority. Except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, or as required to qualify an Award as performance-based compensation under Section 162(m) of the Code where such qualification is intended, the Committee may delegate all or any part of its authority under the Plan (other than the authority described in Section 4(b) hereof) to an employee, employees or committee of employees of the Company.

   (d) Effect of Committee Decisions. All decisions made by the Committee (or its designee pursuant to Section 4(c) hereof) pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including without limitation the Company and the Participants. No member of the Board of Directors or the Committee, nor any officer or employee of the Company or its Affiliates acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors or the Committee and each and any officer or employee of the Company or its Affiliates acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

5. Eligibility.

     The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or its Affiliates (including officers of the Company, whether or not they are directors of the Company) and Non-employee Directors, in each case as the Committee shall select from time to time. For purposes of the foregoing sentence, employees shall include prospective employees to whom Awards are granted in connection with an offer of future employment with the Company or its Affiliates (and any such prospective employee who thereafter enters into employment with the Company or its Affiliates shall be treated as a Participant hereunder). The grant of an Award hereunder in any year to any employee or Non-employee Director shall not entitle such person to a grant of an Award in any future year, except as contemplated by Section 12 hereof.

6. Awards Under the Plan; Agreement.

   (a) Awards Generally. The Committee may grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights in such amounts and with such terms and conditions as the Committee shall determine, subject to Section 6(b) hereof and the other provisions of the Plan.

   (b) Non-employee Directors. Awards to Non-employee Directors shall be made exclusively in accordance with Section 12 hereof.

   (c) Agreement. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

   (d) Special Vesting Requirements. Notwithstanding any other provision of the Plan (but except as otherwise provided in this Section 6(d)), Awards other than Options and Stock Appreciation Rights shall vest (i.e., become nonforfeitable) over a minimum period of three years; provided that (i) in the event of a Change in Control or, in respect of such an Award to any Participant, in the event of the Participant's death, Disability, or retirement, no such minimum vesting period shall be required, (ii) the provisions of this Section 6(d) shall not apply to such an Award granted pursuant to Section 12 hereof, (iii) to the extent vesting in such an Award is conditioned upon the achievement of one or more performance goals, the Award shall vest over a minimum period of one year (rather than over a minimum period of three years), and (iv) up to 1,250,000 shares of Company Stock (without reduction for Awards granted without minimum vesting requirements on the basis of the foregoing clause (ii)) may be made subject to such Awards without minimum vesting requirements. For purposes of this Section 6(d), vesting over a three-year period or one-year period (as the case may be) shall include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

7. Options.

   (a) Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Nonqualified Stock Options and Stock Appreciation Rights may be granted only with respect to "service recipient stock" as such term is used in Section 409A.

   (b) Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

   (c) Term and Exercise of Options.

(i)	Options shall become exercisable over the exercise period determined by the Committee. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant.

(ii)	If any Option is exercisable in the amount of 100 or more full shares of Company Stock, the Company shall not be obligated to permit the partial exercise of such exercisable Option for less than 100 full shares.

(iii)	An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

	(A)	in cash or by personal check, certified check, bank cashier's check or wire transfer;

	(B)	in shares of Company Stock owned by the Participant valued at their Fair Market Value on the effective date of such exercise; or

	(C)	by any such other methods as the Committee may from time to time authorize. In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

(iv)	Subject to an agreement between a Participant and the Company to the contrary, certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the date on which the Option is exercised.

   (d) Limitations on Incentive Stock Options.

(i)	To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

   (e) Effect of Termination of Employment.

(i)	In the event that the employment or service of a Participant with the Company and its Affiliates shall terminate for any reason other than (i) Cause, (ii) death, or (iii) Disability, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement, but in no event following the expiration of its term. The treatment of any Option that is unexercisable as of the date of termination shall be as set forth in the Agreement.

(ii)	In the event that the employment or service of a Participant with the Company and its Affiliates shall terminate on account of the death or Disability of the Participant, Options granted to such Participant that are outstanding and exercisable as of the date of death or Disability shall remain exercisable, as the case may be, by the Participant or the Participant's legal representatives, heirs or legatees for such period as may be provided in the Agreement, but in no event following the expiration of its term. The treatment of any Option that is unexercisable as of the date of termination shall be as set forth in the Agreement.

(iii)	In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)	The Committee in its sole discretion may vary any of the provisions of this Section 7(e).

8. Restricted Stock.

   (a) Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, which, to the extent required by law, shall not be less than the par value of a share of Company Stock, to be paid by the Participant for each share of Restricted Stock subject to the Award.

   (b) Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

   (c) Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate. Notwithstanding the foregoing provisions of this subsection (c), the vesting conditions applicable to Awards of Restricted Stock to employees of the Company who on the date of grant are subject to the restrictions of Section 16(b) of the Exchange Act shall be subject to the satisfaction of both performance vesting criteria established in accordance with Section 11(a) hereof and an employment tenure requirement, each as determined by the Committee in its sole discretion.

   (d) Restrictions on Transfer Prior to Vesting. Unless the Committee determines otherwise, prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

   (e) Dividends on Restricted Stock. Dividends on Restricted Stock shall be payable at the time and pursuant to the payment schedule specified by the Committee at the time of grant in the Agreement relating to such Award, subject to the requirements of Section 409A to the extent applicable, or, if the Committee does not provide a time and schedule of payment at the time of grant, any dividends shall be payable in a lump sum on the date the dividend on Company Stock is payable to shareholders generally.

   (f) Issuance of Certificates. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate (or make a book entry transfer), registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate and book entry statement shall bear the following legend:

     The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Aflac Incorporated 2004 Long-Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 1932 Wynnton Road, Columbus, GA 31999.

     Such legend shall not be removed until such shares vest pursuant to the terms hereof. Unless the Committee provides otherwise, any stock certificates evidencing Restricted Stock granted hereunder shall be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition to the grant of any award of Restricted Stock, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Company Stock covered by such Award.

   (g) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted a certificate evidencing such share, free of the legend set forth in Section 8(f).

   (h) Effect of Termination of Employment.

(i)	Except as otherwise provided in the applicable Agreement, upon the termination of a Participant's employment or service for any reason other than Cause, any and all shares to which restrictions on transferability then apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 8(h), the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares, without interest. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(ii)	In the event of the termination of a Participant's employment or service for Cause, all shares of Restricted Stock granted to such Participant which had not vested as of the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares, without interest.

9. Restricted Stock Units.

   (a) Vesting Date. At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units. The Committee may divide such units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(e), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such unit shall vest.

   (b) Issuance of Shares. No shares of Company Stock (or other property) shall be issued at the time Restricted Stock Units are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units and no later than 30 days thereafter (or at such later time as may be determined by the Committee and specified at the time of grant in the Agreement relating to such Award, in accordance with the requirements of Section 409A to the extent applicable), shares of Company Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

   (c) Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its sole discretion, deems appropriate, to be contained in the Agreement. Notwithstanding the foregoing provisions of this subsection (c), the vesting conditions applicable to Awards of Restricted Stock Units to employees of the Company who on the date of grant are subject to the restrictions of Section 16(b) of the Exchange Act shall be subject to the satisfaction of both performance vesting criteria established in accordance with Section 11(a) hereof and an employment tenure requirement, each as determined by the Committee in its sole discretion.

   (d) Dividend Equivalents. Dividend Equivalents shall be credited to a Participant in respect of Restricted Stock Units held by the Participant. Such Dividend Equivalents shall be converted into additional Restricted Stock Units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Company Stock equal to the number of Restricted Stock Units then credited by (ii) the Fair Market Value per share of Company Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such Dividend Equivalents shall be subject to all the terms and conditions of the Restricted Stock Unit to which they relate.

   (e) Effect of Termination of Employment. Except as otherwise provided in the applicable Agreement, Restricted Stock Units that have not vested shall be forfeited upon the Participant's termination of employment for any reason.

10. Stock Appreciation Rights.

   (a) Grant of SARs. The Committee may grant SARs in such number and on such terms and conditions as the Committee shall determine in its sole discretion.

   (b) Grant Price. The grant price of an SAR shall be established by the Committee and shall not be less than the Fair Market Value of a share of Company Stock on the date of grant of the SAR.

   (c) Exercise. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

   (d) Term of SARs The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that such term shall not exceed ten (10) years.

   (e) Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Company Stock on the date of exercise over the grant price; by

(ii)	the number of shares of Company Stock with respect to which the SAR is exercised.

   The payment upon SAR exercise shall be made in shares of Company Stock of equivalent value (determined on the basis of their Fair Market Value on the date of exercise).

11. Special Vesting Rules.

   (a) Performance Vesting. The Committee in its sole discretion may condition the vesting or exercisability of any Award granted under the Plan on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its sole discretion, on one or more of the following criteria: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion the effect of unrealized gains and losses recognized in a separate entity component under Financial Accounting Standards Board Statement No. 115); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an Award is not intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code, such other performance goals as the Committee shall deem appropriate. As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m) of the Code, Awards whose vesting or exercise is conditioned on the attainment of performance goals shall become vested or exercisable (as the case may be) only after the attainment of such performance goals has been certified by the Committee. In determining whether a performance goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, a change in accounting standards required by U. S. generally accepted accounting principles, or by excluding all or a portion of the effect of translating foreign currency of business segments to U.S. dollars for financial reporting purposes.

   (b) Change in Control. Unless the applicable Agreement provides otherwise, in the event of a Change in Control:

(i)	any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii)	the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance goals imposed with respect to Awards shall be deemed to be fully achieved.

12. Non-employee Director Awards.

   No Awards shall be granted under the Plan to Non-employee Directors except as provided in this Section 12.

   (a) Annual Awards. Awards shall (or in the case of clause (ii), below, may) be granted to Non-employee Directors as provided in the following provisions of this Section 12(a) and otherwise on the same terms and conditions as apply under the other provisions of this Plan, provided that with respect to such Awards, the Board of Directors (exclusive of the Non-employee Director to whom the Award is granted) shall perform the functions otherwise reserved to the Committee under the Plan.

(i)	Each person who first becomes a Non-employee Director on or after the Effective Date shall be granted on the date such person first becomes a Non-employee Director either a Nonqualified Stock Option, a Stock Appreciation Right, Restricted Stock, or a combination thereof, in any event having a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the value of an Option covering an aggregate of 10,000 shares of Company Stock (subject to adjustment as provided in Section 3(c) hereof); provided, however, that no such Award shall be granted to a director who previously did not qualify as a Non-employee Director but subsequently becomes a Non-employee Director solely as a result of the termination of his or her status as an employee of the Company or its Affiliates.

(ii)	Each Non-employee Director (including any director who previously did not qualify as a Non-employee Director but who subsequently becomes a Non-employee Director) may be granted Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, or a combination thereof from time to time (but in the case of any Non-employee Director who was granted an Award pursuant to clause (i), above, not earlier than the first fiscal year of the Company following the fiscal year of the Company in which such Award was made pursuant to clause (i), above) with a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of $200,000.

   (b) Awards in Lieu of Fees. The Board of Directors may provide that all or a portion of a Non-employee Director's annual retainer and/or meeting fees shall be payable in the form of an Award on the same terms and conditions as apply to Awards under the other provisions of this Plan, provided that any such Award shall have a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the annual retainer and/or meeting fee in respect of which it is made.

13. Rights as a Shareholder.

   No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14. No Employment Rights.

   Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or performance of services for the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

15. Securities Matters.

   (a) Registration and Delivery of Shares. Neither the Company nor its Affiliates shall be under any obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends (including without limitation regarding restrictions on transferability), as the Committee, in its sole discretion, deems necessary or desirable.

   (b) Limitations on Transfer. The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option or SAR, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16. Withholding Taxes.

   Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock or by delivering shares of Company Stock already owned by the Participant, in each case, having a value equal to the minimum amount of tax required to be withheld (valued at the fair market value of the shares on the date of which the amount of tax to be withheld is determined). Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award, provided that fractional share amounts shall be settled in cash.

17. Notification of Election Under Section 83(b) of the Code.

   If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Secretary of the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service.

18. Notification Upon Disqualifying Disposition.

   Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Secretary of the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

19. Amendment or Termination of the Plan.

   The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required (i) for any amendment to the Plan that would have the effect of (A) increasing the number of Shares of Company Stock available for issuance under the Plan (other than as provided in Section 3(c) or (d)), (B) expanding the class of individuals eligible for participation in the Plan, (C) materially increasing the benefits available to participants under the Plan, or (D) lowering the exercise or grant price of an Option or Stock Appreciation Right after it is granted, and (ii) if and to the extent necessary to satisfy Sections 162(m) or 422 of the Code, other applicable law or applicable stock exchange requirements. Awards may be granted under the Plan prior to the receipt of such shareholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, adversely affect the Participant's rights under any outstanding Award. Notwithstanding the foregoing provisions of this Section 19, no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Section 409A(a)(1).

20. Transfers Upon Death; Nonassignability.

   (a) General Prohibition Upon Transfer. Upon the death of a Participant or Non-employee Director, outstanding Awards granted to such Participant or Non-employee Director may be exercised only by the executor or administrator of the Participant's or Non-employee Director's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant or Non-employee Director and to be bound by the acknowledgments made by the Participant or Non-employee Director in connection with the grant of the Award.

   (b) Certain Transfers Permitted. During the lifetime of a Participant or Non-employee Director, the Committee may, in its sole discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant or Non-employee Director may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant or Non-employee Director may be made in exchange for consideration.

21. Expenses and Receipts.

   The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

22. Failure to Comply.

   In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant or Non-employee Director (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant or Non-employee Director (or beneficiary) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its sole discretion, may determine.

23. Effective Date and Term of Plan.

   The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the day preceding the Company’s annual meeting of shareholders in 2017 (or, if none, on December 31, 2017). Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24. Applicable Law.

   The Plan shall be construed and administered in accordance with the laws of the State of Georgia without reference to its principles of conflicts of law.

25. No Right to Awards.

   No person shall have any claim or right to receive an Award under the Plan, and there is no obligation for uniformity of treatment for Participants. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

26. No Fractional Shares.

   No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

27. Certain Limitations.

   Notwithstanding any other provision hereof, (a) the Committee shall have the right at any time to deny or delay a Participant's exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in conduct adversely affecting the Company or its Affiliates in a material way, or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such conduct, and (b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

28. Beneficiary.

   A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

29. Non-Competition and Confidentiality.

   By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee.

30. Unfunded Status of Awards.

   The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

31. Interpretation.

   The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) and Section 409A of the Code, and all provisions hereof shall be construed in a manner to so comply. Headings to Sections of the Plan are intended for convenience of reference only and shall have no affect on the interpretation of the Plan.

32. Severability.

   If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

33. Code Section 409A.

   It is the intent of the Company that the Plan shall be administered in accordance with Section 409A, to the extent applicable, and shall not cause the acceleration of (or the imposition of additional) taxes provided for in Section 409A. Awards and other grants or payments under the Plan shall be made, paid out and/or modified in a manner intended to avoid resulting in the acceleration of taxation (or the imposition of penalty taxation) under Section 409A upon a Participant. Notwithstanding anything in the Plan to the contrary, with respect to any Awards or other grants or payments that provide nonqualified deferred compensation subject to Section 409A, no payment to a "specified employee" (as such term is defined in Section 409A) upon Separation from Service, to the extent required under Section 409A, shall be made before six (6) months after the date on which the Separation from Service occurs. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan or by the Committee at the time of grant.

Appendix B

AFLAC INCORPORATED
2013 MANAGEMENT INCENTIVE PLAN

1. Purposes.

   The purposes of the Aflac Incorporated 2013 Management Incentive Plan (the “2013 MIP”) are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participants compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2. Definitions.

   The following terms, as used herein, shall have the following meanings:

   (a) “Affiliate” means an affiliate of Aflac, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

   (b) “Aflac” shall mean Aflac Incorporated, a Georgia corporation.

   (c) “Annual Base Salary” shall mean: (i) with respect to any Executive Officer, the annual rate of base salary of such Executive Officer in effect as of the first day of any Performance Period (or, if an Executive Officer was not employed as of the first day of a Performance Period, the annual rate of base salary in effect as of such Executive Officer’s first day of employment); and (ii) with respect to any other Participant, unless otherwise determined by the Company, the annualized base salary paid to such Participant in respect of any Performance Period.

   (d) “Award” shall mean non-equity incentive compensation award, granted pursuant to the 2013 MIP, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

   (e) “Award Agreement” shall mean any written agreement, contract, or other instrument or document between Aflac and a Participant evidencing an Award.

   (f) “Board” shall mean the Board of Directors of Aflac.

   (g) “Change in Control” shall mean the occurrence of an event described in Section 6(f) hereof.

   (h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

   (i) “Committee” shall mean the Compensation Committee of the Board.

   (j) “Company” shall mean, collectively, Aflac and its subsidiaries.

   (k) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

   (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

   (m) “Executive Officer” shall mean an “executive officer” of Aflac within the meaning of the Exchange Act.

   (n) “Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the 2013 MIP, selected to participate herein.

   (o) “Performance Goal” shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include any or all of the following: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings divided by the average of common shareholders’ equity in Aflac as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion the effect of unrealized gains and losses recognized in a separate entity component under Financial Accounting Standards Board Statement No. 115); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an Award is made to an individual who is not a Covered Employee, such other performance goals as the Committee shall deem appropriate. As determined by the Committee, achievement of the Performance Goals may be measured (a) individually, alternatively or in any combination, (b) with respect to Aflac, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. In determining whether a Performance Goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, a change in accounting standards required by U. S. generally accepted accounting principles, or by excluding all or a portion of the effect of translating foreign currency of business segments to U.S. dollars for financial reporting purposes. With respect to Participants who are not Executive Officers, Performance Goals may also include such qualitative performance goals as the Committee shall, from time to time, establish, and with respect to Participants who are Executive Officers, the Committee may, subject to attainment of Performance Goals described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

   (p) “Performance Period” shall mean in respect of any Award the Company’s fiscal year or, in the case of a Participant who on the date of grant of the Award is Aflac’s Chief Investment Officer (or the employee with duties typically reserved for a chief investment officer) or directly or indirectly reports to such individual, a period of one, two or three consecutive fiscal years of the Company.

   (q) “Plan” shall mean the Aflac Incorporated 2013 Management Incentive Plan.

   (r) “Stock” shall mean shares of Common Stock, par value $.10 per share, of Aflac.

3. Administration.

   The 2013 MIP shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with, the express provisions of the 2013 MIP, to administer the 2013 MIP and to exercise all the powers and authorities either specifically granted to it under the 2013 MIP or necessary or advisable in the administration of the 2013 MIP, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the duration of the Performance Period applicable to any Award; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to certify whether the Performance Goals have been attained; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the 2013 MIP and any Award; to prescribe, amend and rescind rules and regulations relating to the 2013 MIP; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the 2013 MIP.

   The Committee shall consist of two or more persons, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforementioned may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2013 MIP. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the 2013 MIP from or through any Participant) and any shareholder.

   No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the 2013 MIP or any Award granted hereunder.

4. Eligibility.

   Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2013 MIP.

5. Terms of Awards.

   Awards granted pursuant to the 2013 MIP shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

   (a) In General. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award and minimum, target and maximum levels applicable to each Performance Goal. Except as may otherwise be determined by the Committee for any Performance Period: the minimum level reflects the level of performance at which 50% of the performance goal is achieved and below which no payment shall be made; the target level reflects the level of performance at which 100% of the Performance Goal is achieved; and the maximum level reflects the level of performance at which 200% of the Performance Goal is achieved. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant’s Annual Base Salary. Unless otherwise provided by the Committee in connection with specified terminations of employment, or except as set forth in Section 6(f) hereof, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period have been attained.

   (b) Special Provisions Regarding Awards. No Participant during any fiscal year of the Company shall be granted more than one Award; however, to the extent the Performance Period under an Award exceeds one year, any Participant may be subject to multiple Awards at any time (where, for example, Awards with three-year Performance Periods are granted in consecutive years). In any event, the maximum amount that may become payable under the 2013 MIP to a Participant who is a Covered Employee for any fiscal year of the Company in respect all Awards whose Performance Period ends with or within such year shall not exceed nine million dollars.

   (c) Time and Form of Payment. Unless otherwise determined by the Committee, all payments with respect of Awards granted under this Plan shall be made, in cash, within a reasonable period (but in any event within 2½ months) after the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

6. General Provisions.

   (a) Compliance with Legal Requirements. The 2013 MIP and the granting and payment of Awards, and the other obligations of the Company under the 2013 MIP and any Award Agreement or other agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

   (b) Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

   (c) No Right To Continued Employment. Nothing in the 2013 MIP or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the 2013 MIP or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

   (d) Withholding Taxes. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

   (e) Amendment, Termination and Duration of the 2013 MIP. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the 2013 MIP in whole or in part; provided that no amendment that requires shareholder approval in order for the 2013 MIP to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the 2013 MIP. No Awards may be granted under the 2013 MIP after 2017; provided that all payments with respect to Awards previously granted under the 2013 MIP shall be paid out pursuant to the terms of the 2013 MIP.

   (f) Change in Control. Notwithstanding any other provision of the 2013 MIP to the contrary, if, while any Awards remain outstanding under the 2013 MIP, a “Change in Control” of Aflac (as defined in this Section 6(f)) shall occur, any Performance Period outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Award granted to each Participant for any outstanding Performance Period shall become payable in cash to each Participant.

     For purposes of this paragraph 6(f), a Change in Control of Aflac shall occur upon the happening of the earliest to occur of the following:

     (i) any “person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) Aflac, or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under a benefit plan of Aflac or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of Aflac in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of Aflac’s then outstanding voting securities;

     (ii) during any period of not more than two consecutive years, individuals who, at the beginning of such period constitute the Board, and any new director (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Aflac) whose election by the Board or nomination for election by Aflac’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

     (iii) there is consummated a merger or consolidation of Aflac or any direct or indirect subsidiary of Aflac with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Aflac outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Aflac, at least seventy-five percent (75%) of the combined voting power of the voting securities of Aflac or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Aflac (or similar transaction) in which no “person” (as hereinabove defined), directly or indirectly, acquires more than fifty percent (50%) of the combined voting power of Aflac’s then outstanding securities (not including any securities acquired directly from Aflac or its Affiliates); or

     (iv) the shareholders of Aflac approve a plan of complete liquidation or dissolution of Aflac or there is consummated an agreement for the sale or disposition by Aflac of all or substantially all of Aflac’s assets (or any transaction having a similar effect), other than a sale or disposition by Aflac of all or substantially all of Aflac’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of Aflac in substantially the same proportions as their ownership of Aflac immediately prior to such sale.

   (g) Participant Rights. No Participant shall have any claim to be granted any Award under the 2013 MIP, and there is no obligation for uniformity of treatment for Participants. Awards under the 2013 MIP shall be subject to any applicable policies of Aflac, including without limitation any policies relating to the recoupment of compensation upon a restatement of financial results.

   (h) Unfunded Status of Awards. The 2013 MIP is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the 2013 MIP or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

   (i) Governing Laws. The 2013 MIP and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

   (j) Effective Date. The 2013 MIP shall take effect upon its adoption by the Board; provided that the 2013 MIP shall be subject to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the 2013 MIP (and any Awards made pursuant to the 2013 MIP with respect to the 2013 fiscal year or thereafter) shall be null and void.

   (k) Beneficiary. A Participant may file with the Committee or its designee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

   (l) Interpretation. The 2013 MIP is designed and intended to comply, to the extent applicable, with Sections 162(m) and 409A of the Code, and all provisions hereof shall be construed in a manner to so comply.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

AFLAC INCORPORATED
ANNUAL MEETING FOR HOLDERS AS OF 2/29/12
TO BE HELD ON 5/7/12

Your vote is important. Thank you for voting.
Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 pm ET the night before the meeting or cutoff date.

To vote by Internet

1)	Go to website www.proxyvote.com.
2)	Follow the instructions provided on the website.

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1)	Call 1-800-454-8683.
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1)	Check the appropriate boxes on the voting instruction form below.
2)	Sign and date the voting instruction form.
3)	Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M43046-P20679

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com:
Notice and Proxy Statement and Annual Report

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

The following proposals are being submitted to Shareholders:			For	Against	Abstain
1.	Election of 14 Directors of the Company.		☐	☐	☐
Nominees:
	1a.	Daniel P. Amos	☐	☐	☐

	1b.	John Shelby Amos II	☐	☐	☐

	1c.	Paul S. Amos II	☐	☐	☐

	1d.	Kriss Cloninger III	☐	☐	☐

	1e.	Elizabeth J. Hudson	☐	☐	☐

	1f.	Douglas W. Johnson	☐	☐	☐

	1g.	Robert B. Johnson	☐	☐	☐

	1h.	Charles B. Knapp	☐	☐	☐

	1i.	E. Stephen Purdom, M.D.	☐	☐	☐

	1j.	Barbara K. Rimer, DrPH	☐	☐	☐

	1k.	Marvin R. Schuster	☐	☐	☐

	1l.	Melvin T. Stith	☐	☐	☐

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON			☐

			For	Against	Abstain

	1m.	David Gary Thompson	☐	☐	☐

	1n.	Takuro Yoshida	☐	☐	☐

2.
To consider the following non-binding advisory proposal:

"Resolved, that the shareholders approve the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in the Proxy Statement.
			☐	☐	☐

3.	To consider and adopt an Amended and Restated 2004 Aflac Incorporated Long-Term Incentive Plan ("LTIP"), with no additional shares authorized under the LTIP.		☐	☐	☐

4.	To consider and adopt an Amended and Restated 2013 Management Incentive Plan.		☐	☐	☐

5.	Ratification of appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2012.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.

Affidavit
Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.			Shares @	1 Vote/Share	=	Votes
Sign here	X		Shares @	10 Votes/Share	=	Votes
	X	Date	, 2012	Total	=	Votes